                                                                    EXHIBIT 10.9

                                   $50,000,000

                           SECOND AMENDED AND RESTATED
                              SENIOR LOAN AGREEMENT

                            DATED AS OF JUNE __, 2005

                                  BY AND AMONG

                        VALUE CITY DEPARTMENT STORES LLC

                                  AS BORROWER,

                              RETAIL VENTURES, INC.
                           GRAMEX RETAIL STORES, INC.,
                            FILENE'S BASEMENT, INC.,
                               GB RETAILERS, INC.,
                          VALUE CITY OF MICHIGAN, INC.,
                          J.S. OVERLAND DELIVERY, INC.
                   VALUE CITY DEPARTMENT STORES SERVICES, INC.
                         RETAIL VENTURES JEWELRY, INC.,
                       RETAIL VENTURES SERVICES, INC., AND
                          RETAIL VENTURES IMPORTS, INC.

                                 AS GUARANTORS,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,

                                   AS LENDERS,

                                       AND

                             CERBERUS PARTNERS, L.P.

                                    AS AGENT


                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS; CERTAIN TERMS...........................................................................       1

         SECTION 1.01          DEFINITIONS.....................................................................       2
         SECTION 1.02          TERMS GENERALLY.................................................................      25
         SECTION 1.03          ACCOUNTING AND OTHER TERMS......................................................      25
         SECTION 1.04          TIME REFERENCES.................................................................      25

ARTICLE II THE LOAN............................................................................................      26

         SECTION 2.01          THE LOAN........................................................................      26
         SECTION 2.02          NOTES; REPAYMENT OF LOAN........................................................      26
         SECTION 2.03          INTEREST........................................................................      27
         SECTION 2.04          PREPAYMENT OF LOAN..............................................................      27
         SECTION 2.05          TAXES...........................................................................      28

ARTICLE III FEES, PAYMENTS AND OTHER COMPENSATION..............................................................      30

         SECTION 3.01          AUDIT AND COLLATERAL MONITORING FEES............................................      30
         SECTION 3.02          PAYMENTS; COMPUTATIONS AND STATEMENTS...........................................      30
         SECTION 3.03          SHARING OF PAYMENTS, ETC........................................................      31
         SECTION 3.04          APPORTIONMENT OF PAYMENTS.......................................................      31
         SECTION 3.05          INCREASED COSTS AND REDUCED RETURN..............................................      32

ARTICLE IV CONDITIONS TO EFFECTIVENESS; consent to ipo.........................................................      34

         SECTION 4.01          CONDITIONS PRECEDENT TO EFFECTIVENESS...........................................      34
         SECTION 4.02          CONSENT TO IPO..................................................................      37
         SECTION 4.03          RELEASE OF DSW AND DSWSW........................................................      38

ARTICLE V REPRESENTATIONS AND WARRANTIES.......................................................................      38

         SECTION 5.01          REPRESENTATIONS AND WARRANTIES..................................................      38

ARTICLE VI COVENANTS OF THE LOAN PARTIES.......................................................................      49

         SECTION 6.01          AFFIRMATIVE COVENANTS...........................................................      49
         SECTION 6.02          NEGATIVE COVENANTS..............................................................      54

ARTICLE VII REPORTING REQUIREMENTS.............................................................................      64

         SECTION 7.01          MAINTAIN RECORDS................................................................      64
         SECTION 7.02          ACCESS TO RECORDS...............................................................      65
         SECTION 7.03          PROMPT NOTICE TO ADMINISTRATIVE AGENT...........................................      65
         SECTION 7.04          WEEKLY REPORTS..................................................................      66

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
         SECTION 7.05          MONTHLY REPORTS.................................................................      66
         SECTION 7.06          QUARTERLY REPORTS...............................................................      66
         SECTION 7.07          ANNUAL REPORTS..................................................................      67
         SECTION 7.08          OFFICER'S CERTIFICATES..........................................................      67
         SECTION 7.09          INVENTORY, APPRAISALS AND AUDITS................................................      68
         SECTION 7.10          ADDITIONAL FINANCIAL INFORMATION................................................      68
         SECTION 7.11          FORMAT OF INFORMATION...........................................................      69

ARTICLE VIII USE OF COLLATERAL.................................................................................      69

         SECTION 8.01          USE OF INVENTORY CONTROL........................................................      69
         SECTION 8.02          INVENTORY QUALITY...............................................................      70
         SECTION 8.03          ADJUSTMENTS AND ALLOWANCES......................................................      70
         SECTION 8.04          VALIDITY OF ACCOUNTS............................................................      70
         SECTION 8.05          NOTIFICATION TO ACCOUNT DEBTORS.................................................      70
         SECTION 8.06          APPOINTMENT AS ATTORNEY-IN-FACT.................................................      70
         SECTION 8.07          NO OBLIGATION TO ACT............................................................      71

ARTICLE IX EVENTS OF DEFAULT...................................................................................      72

         SECTION 9.01          EVENTS OF DEFAULT...............................................................      72

ARTICLE X AGENT................................................................................................      76

         SECTION 10.01         APPOINTMENT.....................................................................      76
         SECTION 10.02         NATURE OF DUTIES................................................................      77
         SECTION 10.03         RIGHTS; EXCULPATION, ETC........................................................      77
         SECTION 10.04         RELIANCE........................................................................      78
         SECTION 10.05         INDEMNIFICATION.................................................................      78
         SECTION 10.06         AGENT INDIVIDUALLY..............................................................      78
         SECTION 10.07         SUCCESSOR AGENT.................................................................      79
         SECTION 10.08         COLLATERAL MATTERS..............................................................      79
         SECTION 10.09         AGENCY FOR PERFECTION...........................................................      80

ARTICLE XI GUARANTY............................................................................................      81

         SECTION 11.01         GUARANTY........................................................................      81
         SECTION 11.02         GUARANTY ABSOLUTE...............................................................      81
         SECTION 11.03         WAIVER..........................................................................      82
         SECTION 11.04         CONTINUING GUARANTY; ASSIGNMENTS................................................      82
         SECTION 11.05         SUBROGATION.....................................................................      82

ARTICLE XII MISCELLANEOUS......................................................................................      83

         SECTION 12.01         NOTICES, ETC....................................................................      83
         SECTION 12.02         AMENDMENTS, ETC.................................................................      84
         SECTION 12.03         NO WAIVER; REMEDIES, ETC........................................................      84
         SECTION 12.04         EXPENSES; TAXES; ATTORNEYS' FEES................................................      85

         SECTION 12.05         RIGHT OF SET-OFF................................................................      86
         SECTION 12.06         SEVERABILITY....................................................................      86
         SECTION 12.07         ASSIGNMENTS AND PARTICIPATIONS..................................................      86
         SECTION 12.08         COUNTERPARTS....................................................................      89
         SECTION 12.09         GOVERNING LAW...................................................................      89
         SECTION 12.10         CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE...........................      89
         SECTION 12.11         WAIVER OF JURY TRIAL, ETC.......................................................      90
         SECTION 12.12         CONSENT BY THE AGENT AND LENDERS................................................      90
         SECTION 12.13         NO PARTY DEEMED DRAFTER.........................................................      90
         SECTION 12.14         REINSTATEMENT; CERTAIN PAYMENTS.................................................      90
         SECTION 12.15         INDEMNIFICATION.................................................................      91
         SECTION 12.16         [INTENTIONALLY OMITTED.]........................................................      92
         SECTION 12.17         RECORDS.........................................................................      92
         SECTION 12.18         BINDING EFFECT..................................................................      92
         SECTION 12.19         MAXIMUM INTEREST................................................................      92
         SECTION 12.20         CONFIDENTIALITY.................................................................      93
         SECTION 12.21         INTEGRATION.....................................................................      94

ARTICLE XIII ISSUANCE OF EQUITY INTERESTS TO LENDERS...........................................................      94

         SECTION 13.01         AUTHORIZATION AND ISSUANCE OF WARRANTS..........................................      94
         SECTION 13.02         SECURITIES ACT MATTERS..........................................................      94
         SECTION 13.03         CERTAIN TAXES...................................................................      96
         SECTION 13.04         CANCELLATION AND ISSUANCE.......................................................      96

ARTICLE XIV TRANSACTIONS WITH AFFILIATES.......................................................................      96

         SECTION 14.01         TRANSACTION APPROVAL............................................................      96
         SECTION 14.02         BUYOUT OPTION...................................................................      97
         SECTION 14.03         CPLP TRANSACTION................................................................      98

ARTICLE XV REAFFIRMATION AND CONSENT...........................................................................      98

         SECTION 15.01         REAFFIRMATION AND CONFIRMATION..................................................      98


                       SECOND AMENDED AND RESTATED SENIOR
                                 LOAN AGREEMENT

            Second Amended and Restated Senior Loan Agreement, dated as of June __, 2005 (the "Agreement"), among Value City Department Stores LLC, an Ohio limited liability company (the "Borrower"), Retail Ventures, Inc., an Ohio corporation (the "Parent"), Gramex Retail Stores, Inc., a Delaware corporation ("Gramex"), Filene's Basement, Inc., a Delaware corporation ("Filene's"), GB Retailers, Inc., a Delaware corporation ("GB"), Value City of Michigan, Inc., a Michigan corporation ("VC Michigan"), J.S. Overland Delivery, Inc., a Delaware corporation ("Overland"), Value City Department Stores Services, Inc. ("Services"), Retail Ventures Jewelry, Inc., an Ohio corporation ("RV Jewelry"), Retail Ventures Services, Inc., a Delaware corporation ("RV Services"), Retail Ventures Imports, Inc. (formerly known as VC Acquisition, Inc.), an Ohio corporation ("Imports", and together with Parent, Gramex, Filene's, GB, VC Michigan, Overland, Services, RV Jewelry and RV Services, each a "Guarantor", and collectively, the "Guarantors"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), and Cerberus Partners, L.P., a Delaware limited partnership ("CPLP"), as agent for itself and the other Lenders (in such capacity, together with its successors, if any, the "Agent").

                                    RECITALS

            WHEREAS, the Borrower, the Guarantors and certain of their affiliates, the Lenders and the Agent are parties to the Amended and Restated Senior Convertible Loan Agreement, dated as of June 11, 2002 (as amended by (a) Amendment No. 1 to Amended and Restated Senior Convertible Loan Agreement, dated June 11, 2002, (b) Amendment No. 2 to Amended and Restated Senior Convertible Loan Agreement, dated October 7, 2003, and (c) Amendment No. 3 to the Amended and Restated Senior Convertible Loan Agreement, dated December 29, 2004, the "Original Agreement");

            WHEREAS, the Borrower, the Guarantors and certain of their affiliates have undergone certain corporation reorganizations;

            WHEREAS, the parties hereto have agreed to remove the conversion feature contained under the Original Agreement and issue to the Lenders warrants, the exercise price of which may be paid with the Loan (as hereinafter defined) on all the same terms as if the Loan (as defined in the Original Agreement) were converted;

            WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent desire to amend and restate the Original Agreement, effective upon the Effective Date (as hereinafter defined).

            NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

            Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

            "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Accounts Receivable.

            "Accounts Receivable" means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

            "Action" has the meaning specified therefor in Section 12.12.

            "Acquisition" means the purchase or acquisition of all or substantially all of the assets of any Person, the purchase of a controlling equity interest in any Person, or the merger or consolidation of any Person with any other Person, in any transaction or group of transactions which are part of a common plan.

            "Affiliate" means (i) with respect to any Person, any other Person that directly or, alone or with a group of related Persons whose interests taken as a whole, indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person; (ii) any Person which is a parent, brother-sister or Subsidiary of a Key Loan Party, whose enterprise's tax returns or financial statements are consolidated with those of a Key Loan Party, which is a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code or 1986, as amended from time to time) of which any Key Loan Party is a member, or Controls or is Controlled by any Key Loan Party; and (iii) with respect to the Loan Parties, without limiting the provisions of clauses (i) and
(ii) hereof, "Affiliate" includes SSC, DSW and DSWSW. Notwithstanding anything to the contrary contained herein, in no event shall the Agent or any Lender be considered an "Affiliate" of a Loan Party as a result of being party to this Agreement or the transactions contemplated hereby

            "Agent" has the meaning specified therefor in the preamble hereto.

            "Agent Advances" has the meaning specified therefor in section 10.08(a).

            "Agent's Account" means an account at a bank designated by the Agent from time to time as the account into which the Loan Parties shall make certain payments to the Agent for the benefit of the Agent and the Lenders under this Agreement and the other Loan Documents.

            "Agreement" means this Second Amended and Restated Senior Loan Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

            "Applicable Law" means, as to any Person, (i) all statutes, rules, regulations, orders or other requirements having the force of law, and (ii) all court orders and injunctions, arbitrator's decisions and/or similar rulings, in each instance ((i) and (ii)) of or by any Federal, state, municipal or other governmental authority, or court, tribunal, panel or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

            "Approved Existing Transaction" has the meaning specified therefor in Section 14.01.

            "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Agent, in accordance with Section 12.07 hereof and substantially in the form of Exhibit I to the Original Agreement or such other form acceptable to the Agent.

            "Authorized Officer" means, with respect to any Person, the chief executive officer, chief financial officer, president, executive vice president, controller or treasurer of such Person.

            "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.
Section 101, et seq.), as amended from time to time, and any successor statute.

            "Board" means the Board of Governors of the Federal Reserve System of the United States.

            "Board of Directors" means the board of directors of the Parent.

            "Borrower" has the meaning specified therefor in the preamble hereto.

            "Borrowing Base Certificate" has the meaning set forth in the Revolving Credit Facility as in effect from time to time.

            "Business Day" means any day other than (i) a Saturday or Sunday,
(ii) any day on which banks in New York City generally are not open to the general public for the purpose of conducting commercial banking business, or
(iii) a day on which the principal office of the Agent is not open to the general public to conduct business.

            "Business Plan" means the business plan for the Loan Parties for the fiscal years 2005 through and including 2006, in form and substance reasonably satisfactory to the Agent and the Lenders and delivered to the Agent prior to the Effective Date.

            "Buyout Exercise Notice" has the meaning specified therefor in
Section 14.02(a).

            "Buyout Option" has the meaning specified therefor in Section 14.02(a).

            "Buyout Securities" has the meaning specified therefor in Section 14.02(c).

            "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any central bank or Governmental Authority (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender, any Person controlling any Lender or the manner in which any Lender, any Person controlling any Lender, allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

            "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock; and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

            "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person; or (ii) a transaction of a type commonly known as a "synthetic lease" (i.e. a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

            "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

            "Change in Control" means the occurrence of any of the following:
(i) the acquisition, by any person or group (other than (A) a Person controlled by SSC or (B) one or more Family Trusts) (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 25% or more of the issued and outstanding capital stock of the Parent having the right, under ordinary circumstances, to vote for the election of directors of the Parent, excluding from the foregoing any acquisition pursuant to the issuance of the Warrants or the Conversion Warrants or the exercise of such Warrants or Conversion Warrants by the holder thereof to acquire Warrant Stock; (ii) more than thirty percent (30%) of the Persons who were directors of the Parent on the first day of any period consisting of twelve
(12) consecutive calendar months (the first of which twelve (12) month periods commencing with the first day of August 2003), cease to be directors of the Parent, for any reason other than death, disability, or replacement (in the ordinary course of business and not as a result of any change in the equity ownership of the Parent) by other Persons nominated by a nominating committee of the Board of Directors of the Parent; (iii) the failure of the Parent to own, directly or indirectly, 95% of the capital stock of each of the other Loan Parties; or (iv) the failure of SSC to possess or one or more Family Trusts to possess, directly or indirectly, the power to cause the direction of the management and policies of the Parent.

            "Class A Common Shares" has the meaning set forth for such term in the Articles of Organization of DSW as in effect on the Effective Date.

            "Class B Common Shares" has the meaning set forth for such term in the Articles of Organization of DSW as in effect on the Effective Date.

            "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Loan Party upon which a Lien is granted or purported to be granted by such Loan Party as security for all or any part of the Obligations.

            "Common Stock" means the common stock, no par value, of the Parent.

            "Competitive Business" means any business or enterprise consisting of (i) operation of off-price discount department stores; (ii) operation of retail furniture stores and related accessories; (iii) operation of designer and name-brand shoe stores; (iv) operation of licensed shoe departments; (v) furniture manufacturing; or (vi) bedding manufacturing.

            "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor; (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement (other than such agreements to purchase goods in the ordinary course of business); (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) (other than such agreements to purchase goods in the ordinary course of business) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof (other than such agreements to purchase goods in the ordinary course of business); provided, however, that the term "Contingent Obligation" shall not include (1) any product warranties or
(2) obligations, warranties and indemnities not relating to Indebtedness which have been made or undertaken, in each case, extended in the ordinary course of business.

            "Control", "Controls", "Controlled by", or "under common Control with" means the possession, direct or indirect of the power to cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. A Person shall be deemed to have control of another Person if it is a "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13-d-5 under the Exchange Act) or a member of a "group" that is the beneficial owner, directly or indirectly, of 20% or more of the voting stock of or equity interest in such Person.

            "Control Agreement" means the Collection Account Agreements (as defined in the Revolving Credit Facility) made by a Loan Party and the financial institutions maintaining Collection Accounts (as defined in the Revolving Credit Facility) in favor of the Revolving Credit Facility Agent for the benefit of the Lenders (among others) securing the Obligations (and the obligations owing to certain other lenders).

            "Conversion Warrantholders" means the Lenders party hereto on the Effective Date, and any subsequent holders of the Conversion Warrants.

            "Conversion Warrants" means any of the warrants issued to the Conversion Warrantholders on the Effective Date pursuant to the terms hereof, substantially in the form of Exhibit A-1 hereto.

            "CPLP" has the meaning specified therefore in the preamble hereto.

            "Current Market Price" means, on any date specified herein, the average of the daily Market Price during the ten consecutive trading days before such date, except that, if on any such date the shares of Common Stock or Class A Common Shares, as applicable, are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

            "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

            "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

            "Division(s)" means the various business segments of the Key Loan Parties, being the Filene's Business and the Value City Business.

            "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

            "DSW" means DSW Inc. (formerly known as Shonac Corporation), an Ohio corporation.

            "DSW Common Stock" means the Capital Stock of DSW consisting of Class A Common Shares and Class B Common Shares.

            "DSW Note" means (a) the promissory note dated March 10, 2005, made by DSW to the order of the Parent, in the original principal amount of $165,000,000 and (b) the promissory note dated May 27, 2005, made by DSW to the order of the Parent in the original principal amount of $25,000,000.

            "DSW Registration Rights Agreement" means the registration rights agreement, substantially in the form of Exhibit E-2 hereto, by and among DSW, the Warrantholders and the Conversion Warrantholders with respect to the matters covered thereby.

            "DSWSW" means DSW Shoe Warehouse, Inc. (formerly known as DSW, Inc.), an Ohio corporation.

            "DSWSW Guarantee" means the guarantee, dated as of March 10, 2005, made by DSWSW in favor of the Parent, guaranteeing the obligations of DSW under the DSW Note.

            "Effective Date" means the date, on or before December 31, 2005, on which all of the conditions precedent set forth in Section 4.01 are satisfied or waived.

            "Eligible Assignee" means any Federal, state or foreign banking institution, or any private entity or commercial institution primarily engaged in the business of making commercial loans, and shall in no event include a Person that is engaged in a Competitive Business with any Loan Party, and as long as SSC remains in Control of the Key Loan Parties, an "Eligible Assignee" shall in no event include a Person which is engaged in a Competitive Business or a Related Business with SSC.

            "Employee Benefit Plan" means an employee benefit pension benefit plan that is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended from time to time, and as to which a Key Loan Party or any ERISA Affiliate may have any liability.

            "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; or (ii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

            "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future Federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit, or migration of any Hazardous Materials into the environment.

            "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, reasonable costs, and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries; or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equipment" means, without limitation, "equipment" as defined in the UCC, and also all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Loan Party's business, and any and all accessions or additions thereto, and substitutions therefor.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any Person which is under common control with a Key Loan Party within the meaning of Section 4001 of ERISA or is part of a group which includes any Key Loan Party and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

            "Event of Default" means any of the events set forth in Section
9.01. An "Event of Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the Agent or cured to the satisfaction of the Agent.

            "Excess Availability" has the meaning specified in the Revolving Credit Facility.

            "Excess Availability Reserve" has the meaning specified in the Revolving Credit Facility.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

            "Fairness Committee" has the meaning specified therefor in Section 14.02(b).

            "Family Trust" means one or more trusts established for the benefit of any of Jay L. Schottenstein, Susan S. Diamond, Ann S. Deshe, Lori Schottenstein, Geraldine Schottenstein, any of their respective spouses, children or lineal descendants, or any Person controlled by any such trust or trusts.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

            "Filene's Business" means the businesses operated by Filene's.

            "Final Maturity Date" means June 10, 2009, or such earlier date on which the Loan shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

            "Financial Statements" means (i) the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended January 29, 2005, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended; and (ii) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the three months ended April 30, 2005, and the related consolidated statement of operations, shareholder's equity and cash flows for the three months then ended.

            "Fiscal Year" means the fiscal year of the Parent and its Subsidiaries ending on the Saturday nearest January 31st of each year.

            "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis; provided, that for the purpose of Article VII hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements; provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Article VII hereof, the Agent and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement.

            "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guaranteed Obligations" has the meaning specified therefor in
Section 11.01.

            "Guarantor" means the Parent and each Subsidiary of the Parent, now existing or hereafter created or acquired (other than the Borrower and the Unrestricted Subsidiaries). For the avoidance of doubt, it is hereby agreed that none of DSW, DSWSW or any of their respective Subsidiaries shall be a "Guarantor" hereunder.

            "Guaranty" means (i) the Guaranty of each Guarantor party hereto contained in Article XI hereof; and (ii) each Guaranty, made by any other Guarantor in favor of the Agent for the benefit of the Lenders, pursuant to
Section 6.01(a) or otherwise, which Guaranty shall be reasonably satisfactory, in form and substance to the Agent and the Lenders.

            "Hazardous Material" means (i) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is reasonably likely to cause immediately, or at some reasonably foreseeable future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (ii) petroleum and its refined products; (iii) polychlorinated biphenyls; (iv) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (v) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

            "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

            "Highest Lawful Rate" means, with respect to the Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to the Agent or such Lender which are currently in effect or, to the extent allowed by law, under such Applicable Laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than Applicable Laws now allow.

            "Indebtedness" means, without duplication, all obligations, including Contingent Obligations, that in accordance with GAAP should be classified upon the balance sheet of any Key Loan Party and/or the consolidated balance sheet of the Parent as liabilities, other than trade payables, deferred rent, or accrued expenses incurred in the ordinary course of business or to which reference should be made by footnotes thereto, including, in any event and whether or not so classified, (i) all obligations in respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money; (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments; (iii) all obligations in connection with Hedging Agreements; (iv) all obligations in connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated); (v) all obligations in connection with the sale or discount of accounts receivable or chattel paper of such Person; (vi) all obligations on account of deposits or advances other than deferred rent incurred in the ordinary course of business;
(vii) all obligations as lessee under Capitalized Leases; and (viii) all obligations in connection with any sale and leaseback transaction. "Indebtedness" also includes: (x) Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (y) any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable in respect of Indebtedness of any third party; and (z) the Indebtedness of a partnership or joint venture for which such Person is liable as a general partner or joint venturer.

            "Indemnified Matters" has the meaning specified therefor in Section 12.15.

            "Indemnitees" has the meaning specified therefor in Section 12.15.

            "Initial DSW Stock Exercise Amount" means that number of Class A Common Shares obtained by dividing the outstanding principal amount of the Loan by the IPO Price.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Intercreditor Agreement" means the Amended and Restated Intercreditor and Lien Subordination Agreement, substantially in the form of Exhibit B, as amended or otherwise modified from time to time in accordance with its terms, by and between the Agent, on behalf of itself and the Lenders and the Revolving Credit Facility Agent, on behalf of itself and the Revolving Facility Lenders and acknowledged and agreed by the Borrower and the Guarantors.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, (or any successor statute thereto) and the regulations thereunder.

            "Inventory" means, with respect to any Person, all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to Accounts Receivable or cash.

            "IPO" means the proposed initial public offering of Class A Common Shares of DSW under the Securities Act, completed substantially as described in DSW's Form S-1 Registration Statement, as filed with the SEC on June 15, 2005, as amended from time to time, which offering shall be completed as a primary offering by DSW.

            "IPO Effective Date" means the date on which the IPO is consummated in accordance with the terms set forth in (i) Section 4.02 hereof, and (ii) the Form S-1 Registration Statement as filed with the SEC on June 15, 2005 as amended from time to time.

            "IPO Price" means the price at which each Class A Common Share is offered to the public in a Qualifying IPO as set forth on the cover page to the prospectus in such IPO.

            "Key Loan Parties" means, collectively, the Borrower, the Parent, Gramex, Filene's, GB, VC Michigan and RV Jewelry.

            "Landlord's Agreement" means a landlord's agreement consenting to the recording of the Mortgages, in form and substance satisfactory to the Agent, made by the fee owner (or ground or prime lessee with the consent of the fee owner) of the real property secured by a Mortgage in favor of the Agent (or the Agent's representative) for the benefit of the Lenders (among others) and delivered to the Agent pursuant to Sections 4.01(d) and 6.01(a) and (i) or pursuant to the Original Agreement.

            "Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

            "Leasehold Mortgage Status Report" means a monthly report that reflects the Loan Parties' efforts to obtain leasehold Mortgages on substantially all Leases of the Loan Parties, such report to contain sufficient detail to enable the Agent to evaluate the status of the Loan Parties' efforts on a property-by-property basis.

            "Lenders" means the financial institutions listed on the signature pages hereof, and each assignee that shall become a party hereto pursuant to
Section 12.07.

            "Lender's Account" means, with respect to each Lender, an account at a bank designated by each Lender from time to time into which the Loan Parties shall make certain payments to such Lender under this Agreement.

            "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

            "Loan" means the loan made by Lenders to the Borrower pursuant to
Article II hereof.

            "Loan Document" means this Agreement, any Guaranty, any Security Agreement, any Pledge Agreement, any Mortgage, any Landlord's Agreement, any Control Agreement, the Intercreditor Agreement and any other agreement, instrument or other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation and at any time a Lender is a holder of (i) the Warrants, the Warrants, the Registration Rights Agreement, and the DSW Registration Rights Agreement, and/or (ii), the Convertible Warrants, the Convertible Warrants, the Registration Rights Agreement and the DSW Registration Rights Agreement.

            "Loan Party" means the Borrower or any Guarantor.

            "Market Price" means, on any date specified herein, the amount per share of the Common Stock or Class A Common Shares, as applicable, equal to (i) the last reported sale price of such Common Stock or Class A Common Shares, as applicable, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock or Class A Common Shares, as applicable, is then listed or admitted for trading, (ii) if such Common Stock or Class A Common Shares, as applicable, is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock or Class A Common Shares, as applicable, on such date, (iii) if there shall have been no trading on such date or if the Common Stock or Class A Common Shares, as applicable, is not so designated, the average of the closing bid and asked prices of the Common Stock or Class A Common Shares, as applicable, on such date as shown by the NASD automated quotation system, (iv) if trading in such Common Stock or Class A Common Shares, as applicable, is quoted in the over-the-counter market, the average of the closing bid and asked prices of the Common Stock or Class A Common Shares, as applicable, on such date as shown on the OTC Bulletin Board, or (v) if such Common Stock or Class A Common Shares, as applicable, is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by a committee of the Parent's Board of Directors consisting of directors who are not Affiliates of the Parent or SSC; provided, however, that at the request of CPLP, the Market Price shall be determined in good faith by an independent investment banking firm selected by the Parent, SSC and CPLP or, if that selection cannot be made within 10 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided, further, that the Borrower shall pay all of the reasonable fees and expenses of any third parties incurred in connection with determining the Market Price.

            "Material Accounting Change" means any change in GAAP applicable to accounting periods subsequent to the Parent's fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Parent's Consolidated financial condition or operating results, as reflected on financial statements and reports prepared by or for the Parent and its Subsidiaries, when compared with such condition or results as if such change had not taken place.

            "Material Adverse Effect" means a material adverse effect on (i) the business, operations, property, assets or financial condition of (x) the Loan Parties taken as a whole or (y) the Value City Business taken as a whole or (ii) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Agent or the Lenders hereunder or thereunder.

            "Material Contract" means, with respect to any Person, (i) each contract or agreement (other than Leases, intercompany agreements benefit and pension plans, stock option plans and labor and employment contracts) to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $1,000,000 or more annually (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (ii) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.

            "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

            "Mortgage" means a mortgage (including, without limitation, a leasehold mortgage, deed of trust or deed to secure debt), in form and substance satisfactory to the Agent, made by a Loan Party in favor of the Agent for the benefit of the Lenders (among others), securing the Obligations and the obligations owing to certain other lenders, and delivered to the Agent pursuant to Section 4.01(d), Section 6.01(a), Section 6.01(i) or otherwise, including under the Original Agreement.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

            "Note" means a promissory note of the Borrower, substantially in the form of Exhibit A to the Original Agreement, made payable to the order of each Lender requesting a Note, and evidencing the Indebtedness resulting from the making by such Lender of its Pro Rata Share of the Loan.

            "Notice of Election" has the meaning specified therefore in Section 2.03(c).

            "Notification Date" has the meaning specified therefor in Section 14.01.

            "Objection Date" has the meaning specified therefor in Section
14.01.

            "Objection Notice" has the meaning specified therefor in Section 14.01.

            "Obligations" means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agent and the Lenders under the Loan Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (i) the obligation to pay principal, interest, including any PIK Interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents; and (ii) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Agent may elect in accordance with the terms thereof to pay or advance on behalf of such Person.

            "Old Notes" has the meaning specified in Section 2.01.

            "Original Agreement" has the meaning specified therefore in the preamble.

            "Other Taxes" has the meaning specified therefor in Section 2.05.

            "Parent" has the meaning specified therefor in the preamble.

            "Participant Register" has the meaning specified therefor in Section 12.07(b)(v).

            "Payment Office" means the Agent's office located at 299 Park Avenue, New York, New York, 10171, or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Borrower.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "Permitted Acquisition" means (i) any Acquisition the cash consideration for which is less than $3,000,000 in the aggregate in any fiscal year of the Parent and its Subsidiaries and which satisfies the conditions set forth in clauses (f), (g), (h) and (i) below; (ii) an Acquisition in which each of the following conditions are satisfied: (a) no Default or Event of Default then exists or would arise from the consummation of such Acquisition; (b) such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate Applicable Law; (c) the Borrower shall have furnished the Agent with ten (10) days' prior notice of such intended Acquisition and shall have furnished the Agent with a current draft of the Acquisition agreement and other Acquisition documents, a summary of any due diligence undertaken by the Parent and/or the Key Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a consolidated basis with all Loan Parties), and such other information as the Agent may reasonably require, each of which shall be reasonably satisfactory to the Agent; (d) the structure of the Acquisition shall be acceptable to the Agent in its reasonable judgment; if an Acquisition of capital stock or other equity interests, after consummation of such Acquisition, a Key Loan Party shall own directly or indirectly a majority of the equity interests in the Person being acquired and shall Control a majority of any voting interests, and/or shall otherwise Control the governance of the Person being acquired; (e) the Agent shall have received (i) the results of appraisals of the assets (or the assets of the Person) to be acquired in such Acquisition and of a commercial finance examination of the Person that is (or whose assets are) being acquired, and (ii) such other due diligence as the Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Agent; (f) any assets acquired shall be utilized only in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged only in, a Permitted Business; (g) if the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Key Loan Party, such Subsidiary shall have executed such documents as may be necessary to be joined as a "Guarantor" hereunder, and the Agent shall have received subject to the terms of the Intercreditor Agreement a first priority security and mortgage interest (subject to Permitted Liens) in such Subsidiary's capital stock, inventory, accounts, equipment, real estate, leaseholds, and other property of the same nature as constitutes Collateral under this Agreement in order to secure the Obligations;
(h) the total consideration paid for all Acquisitions (whether in cash, tangible property, notes or other property (other than capital stock of the Parent)) after June 11, 2002, shall not exceed in the aggregate the sum of $20,000,000; and (i) Excess Availability immediately prior to such Acquisition, immediately after giving effect thereto, and projected Excess Availability on a pro forma projected basis for the twelve (12) months immediately following such Acquisition, shall not be less than $70,000,000.

            "Permitted Business" means the business of owning and operating a chain of retail department stores selling clothing apparel, housewares, home furnishings, toys, sporting goods, jewelry, shoes, health and beauty care items or any of the foregoing, and engaging in certain related licensing and other retail and wholesale businesses reasonably related thereto, including, but not limited to, any retail lease department operation.

            "Permitted Disposition" means any of the following: (i) licenses of intellectual property or licensed or leased departments of a Loan Party or any of its Subsidiaries in the ordinary course of business or to any other Loan Party (other than the Parent); (ii) Leases or subleases of Leases, to the extent at any point in time such Leases or subleases have, in the aggregate, anticipated minimum fixed annual rental payments of not more than $3,000,000;
(iii) sales, assignments, transfers, conveyances or other dispositions of any or all of the Property specified in Schedule 6.02(c) hereof; provided that in connection with a sale or similar disposition of any such Property, if a Loan Party receives a note or similar obligation as all or part of the consideration therefor, such Loan Party shall secure such note or obligation with a Mortgage or similar Lien on such Property and pledge such note or other obligation to the Agent as security for the Obligations pursuant to the terms of the Loan Documents; (iv) sales of Inventory and Equipment in connection with store closures permitted in accordance with the provisions of Section 6.02(c)(vii) hereof, provided that all sales of Inventory in connection with store closings
(x) after the occurrence and during the continuance of an Event of Default or
(y) consisting of more than fifteen (15) retail stores at the same time, shall be in accordance with liquidation agreements and with liquidators reasonably acceptable to the Agent; and (v) (x) the sale of any property, land or building (including any related receivables or other intangible assets) to any Person which is not a Subsidiary of the Parent, DSW or DSWSW, or (y) the sale of the entire Capital Stock (or other equity interests) and Indebtedness of any Subsidiary owned by a Loan Party to any Person which is not a Subsidiary of the Parent, DSW or DSWSW, or (z) the consummation of any other asset sale with a Person who is not a Subsidiary of the Parent, provided that: (A) the consideration for such transaction represents fair value, and at least 90% of such consideration consists of cash, provided that in connection with a sale or similar disposition of any such Property, if a Loan Party receives a note or similar obligations as all or part of the consideration therefor, such Loan Party shall secure such note or obligation with a Mortgage or similar Lien on such property and pledge such note or other obligation to the Agent as security for the Obligations pursuant to the terms of the Loan Documents; (B) the aggregate consideration for all such transactions completed in any fiscal year does not exceed $500,000; (C) the aggregate consideration for all such transactions completed after June 11, 2002 does not exceed $1,500,000; and (D) other than in connection with a transaction, the aggregate consideration for which is equal to an amount less than $500,000, at least five (5) Business Days prior to the date of completion of such transaction such Loan Party shall have delivered to the Agent an officer's certificate executed on behalf of such Loan Party by an Authorized Officer of such Loan Party, which certificate shall contain a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, financial information pertaining to compliance with the preceding clause (A), and which shall (if requested by the Agent) include a certified copy of the draft or definitive documentation pertaining thereto.

            "Permitted DSW Stock Sale" means a sale by the Parent of Capital Stock of DSW generating Net Cash Proceeds at the time of such sale in an amount sufficient to pay all Obligations hereunder in full.

            "Permitted Indebtedness" means any of the following: (i) Indebtedness incurred under this Agreement and the other Loan Documents; (ii) any Indebtedness incurred under the Revolving Credit Facility; (iii) Indebtedness on account of Equipment or improvements to real property acquired in compliance with the requirements of subparagraph (xiii) of the definition of Permitted Liens, the incurrence of which would not otherwise be prohibited by this Agreement; provided, that such Indebtedness shall not exceed $10,000,000 in the aggregate principal amount at any time outstanding for all Loan Parties and, with respect to the Parent only, shall not exceed $5,000,000 in the aggregate principal amount outstanding at any time; (iv) (a) Indebtedness consisting of all obligations of a Loan Party or any Subsidiary as lessee under Capitalized Leases, and (b) Indebtedness consisting of all obligations of a Loan Party or any Subsidiary under any lease (x) that is accounted for by the lessee as an operating lease and (y) under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes; provided, that (A) at the time of any incurrence thereof after the date hereof, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom, and (B) the aggregate outstanding principal amount (using the obligations in lieu of principal amount, in the case of any Capitalized Lease, or present value, based on the implicit interest rate, in lieu of principal amount, in the case of any lease described above in part (b)) of Indebtedness permitted by this clause (iv) shall not exceed $10,000,000 in the aggregate at any time outstanding for all Loan Parties and, with respect to the Parent only, shall not exceed $5,000,000 in the aggregate outstanding at any time; (v) Indebtedness of the Loan Parties and any Subsidiary under the Hedging Agreements with any Revolving Credit Lender or an Affiliate of a Revolving Credit Lender; provided that (1) such agreement is non-speculative in nature, and (2) the Loan Parties have received the written consent of the Agent (which consent shall not be unreasonably withheld) prior to entering into such agreement; (vi) the Indebtedness listed on Schedule 6.02(b), annexed hereto; (vii) Indebtedness to sellers in connection with Permitted Acquisitions; (viii) intercompany Indebtedness between and among the Loan Parties (other than the Parent) pursuant to loans and advances permitted in accordance with Subsection 6.02(e)(F), below, and intercompany Indebtedness due to the Parent by any other Loan Party to the extent permitted hereunder; (ix) Indebtedness to creditors of the former Filene's incurred in connection with the acquisition of Filene's, such Indebtedness not to exceed $6,000,000; (x) Indebtedness with respect to indemnities, warranties, statutory obligations, and surety, appeal and supersedeas bonds incurred in the ordinary course of business; (xi) Indebtedness in respect of overdraft protections and otherwise in connection with deposit accounts; (xii) Indebtedness arising out of the refinancing, extension, renewal or refunding of any Indebtedness permitted under this Agreement, provided that the principal amount of such Indebtedness is not increased from the amount outstanding at the time of such refinancing; (xiii) Indebtedness owed by the Parent to any of the other Loan Parties in an amount not to exceed $5,000,000 (less amounts paid under Section 6.02(g) hereof) in the aggregate at any time outstanding; and (xiv) Indebtedness owing by the Parent to the Borrower pursuant to the RVI Note, provided that such Indebtedness is subject to the subordination provisions contained therein as in effect on the Effective Date.

            "Permitted Investments" means each of the following: (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United

States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing not more than one year from the date of acquisition thereof; (ii) investments in commercial paper maturing not more than one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's or from Moody's; (iii) investments in certificates of deposit, banker's acceptances and time deposits maturing not more than one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any financial institution organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (iii) above; (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's or from Moody's; (vi) investments in money market funds, substantially all the assets of which are comprised of securities of the types described in clauses (i) through (vi) above; (vii) investments acquired by a Loan Party or any of its Subsidiaries (x) in exchange for any other investment held by such Loan Party or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (y) as a result of a foreclosure by such Loan Party or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default; (viii) investments by a Loan Party in the capital of any wholly-owned Subsidiary of such Loan Party, including without limitation, any Permitted Acquisitions, provided that the provisions of Section 6.01(a) hereof have been complied with respect to such Subsidiary; (ix) investments by the Parent in the Capital Stock of DSW; (x) to the extent not permitted by the foregoing clauses, existing investments in any Subsidiaries (and any increases thereof attributable to increases in retained earnings); (xi) to the extent not permitted by the foregoing clauses, the existing investments described on Schedule 6.02(e) hereto; (xii) investments of a Loan Party and any Subsidiary in Hedging Agreements permitted by clause (v) of the definition of Permitted Indebtedness; (xiii) investments of any Person which are outstanding at the time such Person becomes a Subsidiary of a Loan Party as a result of a Permitted Acquisition, but not any increase in the amount thereof unless otherwise permitted by this Agreement; (xiv) investments by Value City in the Parent pursuant to the RVI Note, and investments by the Borrower pursuant to the DSW Note and the DSWSW Guarantee, provided, that in each case, such investment is subject to the subordination terms contained therein as in effect on the Effective Date; and (xv) any other investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause at the fair value thereof) in any corporation, partnership, limited liability company, joint venture or other business entity, which is not itself a Subsidiary of a Key Loan Party or owned or Controlled by any director, officer or employee of a Key Loan Party or any of its Subsidiaries, not otherwise permitted by the foregoing clauses, made after June 11, 2002, shall be permitted to be incurred if (a) no Event of Default shall have occurred and be continuing, or would result therefrom, and (b) the aggregate cumulative amount of such investments (together with any loans and advances permitted under Sections

6.02(e)(vi)(D) and (E)) does not exceed $6,000,000, provided, that except for loans to officers and directors, all such Permitted Investments are subject to a perfected first priority Lien in favor of the Agent (subject to the terms of the Intercreditor Agreement).

            "Permitted Liens" means any of the following: (i) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of a Loan Party in accordance with GAAP, and provided further that, no notice of tax lien has been filed with respect thereto; (ii) Liens in respect of property or assets imposed by law in the ordinary course of business, such as carrier's, warehousemen's, mechanics', materialmen's, repairmen's, landlord's or similar Liens arising in the ordinary course of business which (x) are not overdue in accordance with customary business practices and consistent with the applicable Loan Party's prior practices, and do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Loan Parties, or (y) are being contested in good faith by a Loan Party, by appropriate proceedings diligently instituted and conducted and without danger of any material risk to the Collateral and adequate reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iii) Liens, pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security; (iv) deposits to secure the performance of tenders, bids, sales, trade and government contracts, leases, statutory obligations, surety, appeal, and supersedeas bonds, warranty, advance payment, customs, performance and return-of-money bonds and other obligations of a like nature in the ordinary course of business (exclusive of obligations in respect of the payment of borrowed money) whether pursuant to statutory requirements, common law or consensual arrangements; (v) easements, rights of way, leases, zoning or deed restrictions, licenses, covenants, building restrictions, minor defects or irregularities in title and other similar real estate encumbrances incurred in the ordinary course of business that in the aggregate do not materially interfere with the conduct of the business of the Loan Parties; defects and irregularities in titles, survey exceptions, encumbrances, easements or reservations of others for rights-of-way, roads, pipelines, railroad crossings, services, utilities or other similar purposes; outstanding mineral rights or reservations (including rights with respect to the removal of material resource) which do not materially diminish the value of the surface estate, assuming usage of such surface estate similar to that being carried on by any Loan Party as of the Effective Date; (vi) any interest or title of a lessor under any lease entered into by any Loan Party in the ordinary course of business not in violation of the Loan Documents; (vii) any interest or title of any lessee under any leases or subleases of real property of a Loan Party not in violation of the requirements of the Loan Documents, provided that all such Liens do not in the aggregate materially detract from the value of such Loan Party's property or materially impair the use thereof in the operation of such Loan Party's business; (viii) Liens arising from financing statements regarding property subject to Capitalized Leases not in violation of the requirements of the Loan Documents, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease; (ix) rights of consignors of goods to a Loan Party as consignee; (x) Liens arising from judgments, decrees or attachments in existence less than 30 days after the entry thereof, with respect to which execution has been stayed and with respect to which payment in full above any applicable deductible is covered by insurance or a bond, or in circumstances not constituting an Event of Default under Section 9.01(j)(i); (xi) Liens created by this Agreement or the other Loan Documents; (xii) Liens (x) listed on Schedule 6.02(a), annexed hereto, or (y) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Lien, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets; (xiii) Liens which are placed upon Equipment or improvements to real property (including the associated real property) used in the ordinary course of business of a Loan Party or any Subsidiary (x) at the time of (or within 90 days after) the acquisition of such Equipment or the completion of such improvements by such Loan Party or any such Subsidiary to secure Indebtedness incurred to pay or finance all or a portion of the purchase price or other cost thereof, provided that the Lien on the Equipment so acquired or the real property so improved does not encumber any other asset of such Loan Party or any such Subsidiary; or (y) are existing on Equipment or real property at the time acquired by a Loan Party or any Subsidiary or on assets of a Person at the time such Person first becomes a Subsidiary of a Loan Party; provided, that (A) any such Lien was not created at the time of or in contemplation of the acquisition of such assets or Person by a Loan Party or any Subsidiaries, (B) in the case of any such acquisition of a Person, any such Lien attaches only to the Equipment or real estate, as applicable, of such Person, and (C) in the case of any such acquisition of Equipment or real estate by a Loan Party or any Subsidiary, any such Lien attaches only to the property and assets so acquired and not to any other property or assets of such Loan Party or any such Subsidiary; provided, that the Liens outstanding from time to time under this clause (xiii) shall not secure any Indebtedness other than Permitted Indebtedness described in clause (iii) of such definition; (xiv) Liens securing Indebtedness assumed in connection with, or continuing to exist after, but not incurred in connection with, or contemplation of, a Permitted Acquisition, which Liens were in effect prior to the consummation of the Permitted Acquisition; provided, that such Liens may not extend to any Collateral of the Loan Parties, or the Inventory, Accounts Receivable or General Intangibles of the Person so acquired; (xv) a Lien granted by any Loan Party in connection with the Revolving Credit Facility; (xvi) Liens granted by the Parent in favor of the Borrower solely with respect to the DSW Common Stock owned by the Parent to secure the Parent's obligations to the Borrower under the RVI Note, subject to the terms of the RVI Note and the RVI Pledge as in effect on the Effective Date. Notwithstanding anything to the contrary contained herein, no Lien shall be permitted to exist on the DSW Common Stock held by the Parent, other than Liens in favor of the Agent and Liens in favor of the Borrower to the extent permitted by clause (xvi) of the definition of Permitted Liens.

            "Person" shall have the meaning given to such term as defined in
Section 13(d)(3) of the Securities Exchange Act.

            "PIK Interest" means, as at any date of determination, the amount of all interest accrued with respect to the Loan that has been paid-in-kind by being added to the outstanding principal balance thereof on a monthly basis in accordance with Section 2.03.

            "Pledge Agreement" means a Pledge and Security Agreement (including any amendments or joinders thereto) made by a Loan Party in favor of the Agent for the benefit of the Lenders, whether delivered pursuant to the Original Agreement and reaffirmed pursuant to Section 15.01(b) of this Agreement or delivered pursuant to Section 6.01(a) of this Agreement, and, in each case, securing the Obligations and delivered to the Agent.

            "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 3%.

            "Pro Rata Share" means the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's portion of the Loan, by (ii) the aggregate unpaid principal amount of the Loan.

            "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Qualifying IPO" means an IPO that satisfies each of the following conditions:

                  (a) Not more than 45% of the value (as of the IPO Effective Date calculated by reference to the IPO Price) of all issued and outstanding DSW Common Stock shall be sold in connection with the IPO;

                  (b) Immediately following the IPO and the application of the Net Cash Proceeds thereof, DSW Common Stock having not less than 55% of the value (as of the IPO Effective Date calculated by reference to the IPO Price) of all issued and outstanding DSW Common Stock shall be held (directly or indirectly) by Parent, free and clear of all Liens, other than (i) Liens in favor of the Agent, and (ii) Liens permitted by clause (xvi) of the definition of Permitted Liens;

                  (c) The sale price of the Class A Common Shares sold in the IPO shall reflect the fair market value of such Class A Common Shares on the IPO Effective Date;

                  (d) The Net Cash Proceeds from the IPO shall be sufficient to repay (i) in full in cash all obligations outstanding under the Term Loan Agreement and (ii) in cash, $25,000,000 of the principal amount of the Old Notes under the Original Agreement; and

                  (e) The IPO Effective Date shall be on or prior to December 31, 2005.

            "Reference Bank" means JPMorgan Chase Bank, its successors or any other commercial bank designated by the Agent to the Borrower from time to time.

            "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Referral Notice" has the meaning specified therefor in Section 14.02(b).

            "Referred SSC Transaction" has the meaning specified therefor in
Section 14.02(b).

            "Register" has the meaning specified therefor in Section
12.07(b)(ii).

            "Registered Loan" has the meaning specified therefor in Section 12.07(b)(ii).

            "Registered Note" has the meaning specified therefor in Section 2.02(c).

            "Registration Rights Agreement" means the Second Amended and Restated Registration Rights Agreement, substantially in the form of Exhibit E-1 hereto, by and between the Parent, the Conversion Warrantholders and the Warrantholders with respect to the matters covered thereby.

            "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

            "Related Business" means any business or enterprise consisting of asset maximization services or asset valuation services.

            "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property which is in violation of any Environmental Laws.

            "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. Section 9601.

            "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

            "Required Lenders" means CPLP and any of its affiliates to whom it assigns all or any portion of its rights and obligations under this Agreement or any of the Loan Documents.

            "Revolving Credit Facility" means the $275,000,000 working capital facility, dated as of June __, 2005, as amended, restated, supplemented or otherwise modified from time to time, among the Loan Parties, the Revolving Credit Facility Agent and the Revolving Credit Facility Lenders.

            "Revolving Credit Facility Agent" means National City Business Credit, Inc. ("NCBC"), as Administrative Agent and as Collateral Agent for the Revolving Credit Facility Lenders, and each of its respective successors and assigns.

            "Revolving Credit Facility Documents" means any agreement, instrument or other document executed and delivered pursuant to the Revolving Credit Facility or otherwise securing or evidencing any loan or obligation thereunder.

            "Revolving Credit Facility Lenders" means the financial institutions party to the Revolving Credit Facility.

            "RVI Note" means the promissory note, dated January 1, 2005, as amended by the First Amendment to Promissory Note and First Amendment to Stock Pledge Agreement dated as of the Effective Date, substantially in the form of Exhibit C-1 hereto, made by the Parent to the order of the Borrower, in the original principal amount of $240,000,000.

            "RVI Pledge" means the pledge agreement, dated as of January 1, 2005, as amended by the First Amendment to Promissory Note and First Amendment to Stock Pledge Agreement dated as of the Effective Date, substantially in the form of Exhibit C-2 hereto, securing the obligations under the RVI Note.

            "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

            "Security Agreement" means a Security Agreement (including any amendments or joinders thereto) made by a Loan Party in favor of the Agent for the benefit of the Lenders, whether delivered pursuant to the Original Agreement and reaffirmed pursuant to Section 15.01(b) of this Agreement, or delivered pursuant to Section 6.01(a) of this Agreement, in each case, securing the Obligations and delivered to the Agent.

            "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person; (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured; (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, Contingent Obligations and other commitments as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital. The determination of whether a Person is Solvent shall take into account all such Person's properties and liabilities regardless of whether, or the amount at which, any such property or liability is included on a balance sheet of such Person prepared in accordance with GAAP, including properties such as contingent contribution or subrogation rights, business prospects, distribution channels and goodwill. The determination of the sum of a Person's properties at a fair valuation or the present fair saleable value of a Person's properties shall be made on a going concern basis unless, at the time of such determination, the liquidation of the business in which such properties are used or useful is in process or is demonstrably imminent. In computing the amount of contingent or unrealized properties or contingent or unliquidated liabilities at any time, such properties and liabilities will be computed at the amounts which, in light of all the facts and circumstances existing at such time, represent the amount that reasonably can be expected to become realized properties or matured liabilities, as the case may be. In computing the amount that would be required to pay a person's probable liability on its existing debts as they become absolute and matured, reasonable valuation techniques, including a present value analysis, shall be applied using such rates over such periods as are appropriate under the circumstances, and it is understood that, in appropriate circumstances, the present value of Contingent Liabilities may be zero.

            "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

            "SSC" means Schottenstein Stores Corporation.

            "SSC Transaction" has the meaning specified therefor in Section
14.01.

            "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person; provided, however, that notwithstanding anything to the contrary contained herein, following the Effective Date, none of DSW, DSWSW or any of their respective Subsidiaries shall be, or be deemed to be "Subsidiaries" of any Loan Party for purposes of this Agreement or any other Loan Document.

            "Taxes" has the meaning set forth in Section 2.05.

            "Term Loan Agreement" means the Financing Agreement dated as of June 11, 2002, as amended, restated, supplemented or otherwise modified from time to time, among the Loan Parties, the lenders party thereto and CPLP as agent for the lenders, which Financing Agreement shall be paid in full and terminated on the Effective Date.

            "Uniform Commercial Code" has the meaning specified therefor in
Section 1.03.

            "Unrestricted Subsidiary" has the meaning specified therefor in
Section 5.01(kk).

            "Value City Business" means the Key Loan Parties' business other than the Filene's Business.

            "Warrantholders" means the holders of the Warrants.

            "Warrants" means the warrants dated as of September 26, 2002, and amended and restated as of the Effective Date, substantially in the form of Exhibit A-1 hereto, issued by the Parent in favor of the Warrantholders.

            "Warrant Stock" means the shares of Common Stock of the Parent and/or the Class A Common Shares of DSW issuable upon the exercise of the Warrants and/or the Conversion Warrants.

            Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References in this Agreement to "determination" by the Agent include good faith estimates by the Agent (in the case of quantitative determinations) and good faith beliefs by the Agent (in the case of qualitative determinations).

            Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements.

            Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to the Agent or any Lender, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOAN

            Section 2.01 The Loan. (a) The Lenders have made a Loan (as defined in the Original Agreement) to the Borrower under the Original Agreement, of which $50,000,000 of the original principal amount remains outstanding on the Effective Date (immediately prior to the effectiveness of this Agreement but after giving effect to the payment described in clause (d)(ii) of the definition of the term "Qualifying IPO"). The Borrower acknowledges and agrees that upon the effectiveness of this Agreement, the aggregate principal amount of such Loan shall automatically and immediately be deemed to constitute the "Loan" to the Borrower by the Lenders under this Agreement. It is the intention of the parties hereto that this Agreement and the consolidation and substitution of the Notes for the existing "Notes" referred to in the Original Agreement (the "Old Notes") shall not in any way constitute (i) a forgiveness of the indebtedness of the Borrower under the Old Note, (ii) a release of the Borrower from such obligations, or (iii) a novation of the Old Notes.

                  (b) Any principal amount of the Loan which is prepaid or repaid may not be reborrowed.

            Section 2.02 Notes; Repayment of Loan.

                  (a) The obligations of the Borrower to repay the Loan and interest thereon shall, upon the request of any Lender, be evidenced by Notes, duly executed on behalf of the Borrower, and delivered to and made payable to the order of each such Lender requesting a Note in a principal amount equal to such Lender's Pro Rata Share of the Loan as set forth on Schedule 1.01A.

                  (b) The Borrower shall repay the principal amount of the Loan (including all PIK Interest added thereto) on the Final Maturity Date together with all such other amounts as may be necessary to pay in full, in cash, all Obligations to the Lenders.

                  (c) The Loan may not be evidenced by promissory notes other than a Note which is a Registered Note. Upon the registration of the Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Borrower. The Borrower agrees, at the request of the Agent, to execute and deliver to each Lender, a promissory note in registered form (a "Registered Note") to evidence such Registered Loan and registered as provided in Section 12.07. Once recorded in the Register, the Loan evidenced by such Note may not be removed from the Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

                  (d) Upon the delivery by a Conversion Warrantholder to the Borrower of a Note or a portion of a Note as payment of the Purchase Price (as such term is defined in the Conversion Warrant) under the Conversion Warrant, in addition to satisfying each of its obligations under the Conversion Warrant with respect to the exercise thereof, the Borrower shall pay to such Conversion Warrantholder all accrued and unpaid interest (including all accrued and unpaid PIK interest thereon) and fees (if any) on the principal amount of the Note so delivered as payment of such Purchase Price.

            Section 2.03 Interest. (a) Rate. Pursuant to the Original Agreement, the Loan has borne interest on the principal amount thereof from time to time outstanding, from July 11, 2002, and, pursuant to this Agreement, shall continue to bear interest on the principal amount thereof from time to time outstanding, until such principal amount becomes due, at an interest rate per annum equal to 10%.

                  (b) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, the Loan and all fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

                  (c) Interest Payment. Interest on the Loan shall be payable quarterly in arrears, on the last day of January, April, July and October in each year (commencing, as to this Agreement, on July 31, 2005, which payment shall include unpaid interest accrued under the Original Agreement through the Effective Date) and on the Final Maturity Date (whether upon demand, by acceleration or otherwise), at the option of the Borrower, either (i) entirely in cash, or (ii) in a combination of cash and PIK Interest (the amount of any such PIK Interest shall be accrued and added to the outstanding principal amount of the Loan quarterly in arrears and shall be payable at Final Maturity), provided, however, that at least 50% of the interest payable at any time shall be paid in cash. The Borrower shall give the Agent and each of the Lenders prior telephonic notice (immediately confirmed in writing in substantially the form of Exhibit C to the Original Agreement (a "Notice of Election")) not later than two
(2) Business Days prior to any date on which a payment of interest is required pursuant to this Section 2.03(c), specifying the amount of interest to be paid in cash and the amount to be paid in PIK Interest. Such Notice of Election shall be irrevocable. Notwithstanding anything to the contrary contained herein, interest at the Post-Default Rate shall be payable in cash on demand.

                  (d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

            Section 2.04 Prepayment of Loan.

                  (a) (i) Optional Prepayment. Prior to June 10, 2007, the Borrower shall not have any right to prepay the Loan. After June 10, 2007, and subject in all respects to the limitations contained in the Revolving Credit Facility and the Intercreditor Agreement as in effect on the Effective Date, the Borrower may, upon at least 30, but not more than 60 Business Days' written notice to the Agent (such notice being irrevocable), stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the Loan, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and any amounts owing in connection therewith; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Any portion of the

Loan that is prepaid may not be reborrowed, in whole or in part.

                        (ii) Mandatory Prepayment. Immediately upon the occurrence of a Permitted DSW Stock Sale pursuant to Section 6.02(c), the Borrower shall prepay the outstanding principal amount of the Loan and all other Obligations then outstanding hereunder in full in cash. Nothing contained in this subsection (ii) shall permit the Parent to dispose of any DSW Common Stock or shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 6.02(c).

                  (b) Interest and Fees. Any prepayment made pursuant to this
Section 2.04 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Loan to zero, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to the terms of this Agreement.

                  (c) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.04, payments with respect to any subsection of this
Section 2.04 are in addition to payments made or required to be made under any other provision of this Agreement.

            Section 2.05 Taxes. (a) All payments made by any Loan Party hereunder or under any other Loan Document shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or additional amounts, excluding taxes on the net income of any Lender or the Agent imposed by the jurisdiction in which such Lender or such Agent is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions, conditions, interest, penalties and additional amounts being hereinafter collectively referred to as "Taxes"). If any Loan Party shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Loan Document:

                        (i) the amount so payable shall be increased so that after making all required deductions and withholdings (including Taxes on amounts payable pursuant to this sentence) the Lenders or the Agent, as the case may be, receive an amount equal to the sum they would have received had no such deduction or withholding been made;

                        (ii) such Loan Party shall make such deduction or withholding;

                        (iii) such Loan Party shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with Applicable Law; and

                        (iv) whenever any Taxes are payable by any Loan Party, as promptly as possible thereafter, such Loan Party shall send the Lenders and the Agent an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Lenders or the Agent, as the case may be) evidencing payment of the amount or amounts so deducted or withheld. In addition, each Loan Party agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement or any other Loan Document other than the foregoing excluded taxes (hereinafter referred to as "Other Taxes").

                  (b) The Loan Parties hereby jointly and severally agree to indemnify and hold the Lenders and the Agent harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.05) paid by any Lender or the Agent and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any the Agent, on behalf of the Lenders, makes written demand therefor, which demand shall identify in reasonable detail the nature and amount of such Taxes or Other Taxes.

                  (c) Each Lender that is organized in a jurisdiction outside the United States hereby agrees that it shall, no later than the Effective Date or, in the case of a Lender which becomes a party hereto pursuant to Section
12.07 hereof after the Effective Date, the date upon which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Agent, but only if such Lender is legally able to do so), deliver to the Borrower and the Agent either (i) two accurate, complete and signed copies of either (x) U.S. Internal Revenue Service Form W-8ECI or successor form, or (y) U.S. Internal Revenue Service Form W-8BEN or successor form, in each case, indicating that such Lender is on the date of delivery thereof entitled to receive payments of interest hereunder free from, or subject to a reduced rate of, withholding of United States Federal income tax or (ii) in the case of such a Lender that is entitled to claim exemption from withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Lender is
(A) not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) not a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (C) not a controller foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code and (y) two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-8BEN or successor form.

                  (d) If any Loan Party fails to perform any of its obligations under this Section 2.05, the Loan Parties shall indemnify the Lenders and the Agent for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Loan Parties under this Section 2.05 shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.

                                  ARTICLE III

                      FEES, PAYMENTS AND OTHER COMPENSATION

            Section 3.01 Audit and Collateral Monitoring Fees. The Key Loan Parties acknowledge that representatives of the Agent may visit any or all of the Loan Parties and/or conduct audits, inspections and valuations of any or all of the Loan Parties in accordance with the terms and conditions set forth in Sections 7.02 and 7.09. The Borrower agrees to pay the costs and expenses of such visits, audits, inspections and valuations, whether conducted by the Agent itself or by third-party representatives of the Agent.

            Section 3.02 Payments; Computations and Statements. (a) The Borrower will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, in the manner set forth in clause (b) below. All payments received after 12:00 noon (New York City time) on any Business Day will be credited on the next succeeding Business Day. All payments shall be made by the Borrower without set-off, counterclaim, deduction or other defense to the Agent and the Lenders. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Agent of an interest payment amount or fees hereunder shall be rebuttably presumed to be accurate, in the absence of manifest error.

                  (b) (i) Other than during the continuance of an Event of Default, the Borrower shall make each payment relating to the payment of principal and interest in respect of the Loan directly to the Lender's Account of each Lender to whom payment is required to be made, in like funds and in accordance with each Lender's Pro Rata Share of such payment. The Borrower shall make all other payments under this Agreement to the Agent's Account for distribution to the Lenders in accordance with clause (iii) below.

                        (ii) Upon the occurrence and during the continuance of an Event of Default, the Borrower shall make all payments under this Agreement to the Agent's Account for distribution to the Lenders in accordance with clause
(iii) below.

                        (iii) Upon the receipt of any payment under this Agreement, the Agent will promptly (and in any case, not later than five (5) Business Days) thereafter, cause to be distributed to the Lenders to whom payment is required to be made, (A) in the case of payments relating to principal and interest, in like funds in accordance with their Pro Rata Shares, and (B) in the case of the payment of any other amount payable to any Lender, in like funds; provided, however, that this clause shall not apply to any payment made under this Agreement that is solely for the account of the Agent.

                  (c) The Agent shall provide the Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Agent) of the amounts and dates of all payments on account of the Loan to the Borrower during such month, the amount of interest accrued on the Loan to the Borrower during such month, the amount of PIK Interest added to the principal of the Loan during such month, and the amount and nature of any other fees, commissions, expenses and other Obligations incurred during such month. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be rebuttably presumed to be accurate, absent manifest error. For purposes of such statement, the Agent shall have the right to conclude, absent evidence to the contrary (i) that no payments have been made by the Borrower and no requests for payments have been made to the Borrower by any Lender other than in accordance with this Agreement, and (ii) all payments of principal and interest required to be made directly to any Lender's Account have been made pursuant to the terms of this Agreement.

            Section 3.03 Sharing of Payments, Etc. Except as provided in Sections 2.02 and 3.02(b) hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 3.03 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            Section 3.04 Apportionment of Payments. Subject to Section 2.02 hereof and to any written agreement among the Agent and/or the Lenders:

                  (a) All payments of principal, interest and PIK Interest in respect of the outstanding portion of the Loan, all payments of fees and all other payments in respect of any other Obligations, shall be allocated by the Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of the Loan, as designated by the Person making payment when the payment is made.

                  (b) After the occurrence and during the continuance of an Event of Default, the Agent may apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement,
(i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agent until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees and indemnities then due to the Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Loan until paid in full; (iv) fourth, ratably to pay PIK Interest due in respect of the

Loan until paid in full; (v) fifth, ratably to pay the principal of the Loan until paid in full; and (viii) sixth, to the ratable payment of all other Obligations then due and payable.

                  (c) In each instance, so long as no Event of Default has occurred and is continuing, Section 3.04(b) shall not be deemed to apply to any payment by the Borrower specified by the Borrower to the Agent to be for the prepayment of all or part of the principal of the Loan in accordance with the terms and conditions of Section 2.04.

                  (d) For purposes of Section 3.04(b), "paid in full" with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

                  (e) In the event of a direct conflict between the priority provisions of this Section 3.04 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 3.04 shall control and govern.

            Section 3.05 Increased Costs and Reduced Return. (a) If any Lender or the Agent shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender or the Agent or any Person controlling any such Lender or the Agent with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender or the Agent or any Person controlling any such Lender or the Agent (in each case, whether or not having the force of law), shall (i) subject any Lender or the Agent, or any Person controlling any such Lender or the Agent to any tax, duty or other charge with respect to this Agreement or any Loan made by such Lender or the Agent, or change the basis of taxation of payments to any Lender or the Agent or any Person controlling any such Lender or the Agent of any amounts payable hereunder (except for taxes on the overall net income of any Lender or the Agent or any Person controlling any such Lender or the Agent), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, or against assets of or held by, or deposits with or for the account of, or credit extended by, any Lender or the Agent or any Person controlling any such Lender or the Agent or
(iii) impose on any Lender or the Agent or any Person controlling any such Lender or the Agent or any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to any Lender or the Agent of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by any Lender or the Agent hereunder, then, within ten (10) days after demand and receipt of a detailed calculation and statement of cause by the Agent, on behalf of the affected Lenders, the Borrower shall pay to the Agent, for the benefit of the affected Lenders, such additional amounts as will compensate such Lenders for such increased costs or reductions in amount.

                  (b) If any Lender or the Agent shall have determined that any Capital Guideline or the adoption or implementation of, or any change in, any Capital Guideline by the

Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or the Agent or any Person controlling such Lender or the Agent with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender or the Agent or any Person controlling such Lender or the Agent, and any Lender or the Agent determines that the amount of such capital is increased as a direct or indirect consequence of any Loan made or maintained, or any guaranty or participation with respect thereto, any Lender's or the Agent's or any such other controlling Person's other obligations hereunder; or (ii) has or would have the effect of reducing the rate of return on any Lender's or the Agent's any such other controlling Person's capital to a level below that which such Lender or the Agent or such controlling Person could have achieved but for such circumstances as a consequence of any Loan made or maintained, or any guaranty or participation with respect thereto or any agreement to make Loan, or such Lender's or the Agent's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's, Agent's or other controlling Person's policies with respect to capital adequacy), then, within ten (10) days after demand and receipt of a detailed calculation and statement of cause by the Agent, on behalf of the affected Lenders, the Borrower shall pay to the Agent, for the benefit of such affected Lenders, from time to time such additional amounts as will compensate such Lenders for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's or the Agent's or such other controlling Person's capital.

                  (c) All amounts payable under this Section 3.05 shall bear interest from the date that is ten (10) days after the date of demand by any Lender or the Agent until payment in full to such Lender or the Agent at the Reference Rate. A certificate of the Agent, on behalf of the affected Lenders, claiming compensation under this Section 3.05, specifying the event herein above described and the nature of such event shall be submitted by the Agent, on behalf of the affected Lenders, to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and the Agent's reasons for invoking the provisions of this Section 3.05, and shall be rebuttably presumed to be correct, absent manifest error.

                  (d) If any Lender incurs increased costs and requests compensation under this Section 3.05, then the Borrower may (i) request such Lender use reasonable efforts to designate a different lending office for booking its loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches, or Affiliates, if in the judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 3.05 hereof, and (B) would not subject such Lender to any unreimbursed cost or expense, and would not otherwise be disadvantageous to such Lender. The Borrower shall pay all reasonable costs and expenses incurred by such Lender in connection with any such designation of assignment; and (ii) at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.07), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (A) if such assignee is not an existing Lender, the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Pro Rata Share of the Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, which shall be paid to the Agent for distribution to such Lender) and (C) such assignment will result in a reduction in such compensation, payments or costs. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE IV

                   CONDITIONS TO EFFECTIVENESS; CONSENT TO IPO

            Section 4.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied (or waived) in a manner satisfactory to the Agent:

                  (a) Payment of Fees, Etc. The Borrower shall have paid to the Agent and the Lenders on or before the date of this Agreement, in immediately available funds, all fees, costs, expenses and taxes (including, without limitation, fees, costs, expenses and taxes incurred in connection with the IPO) then payable pursuant to the Original Agreement and pursuant to this Agreement.

                  (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article V and in each other Loan Document, certificate or other writing delivered to the Agent or any Lender pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date; and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

                  (c) Legality. Amending and restating this Agreement and maintaining of the Loan shall not contravene any law, rule or regulation applicable to the Agent or any Lender.

                  (d) Delivery of Documents. The Agent shall have received on or before the Effective Date, the following, each in form and substance reasonably satisfactory to the Agent and the Lenders, and, unless indicated otherwise, dated the Effective Date, and all conditions precedent to the effectiveness of such documents (where applicable) shall have been satisfied or waived:

                        (i) the Warrants, issued in favor of each Warrantholder and duly executed by the Parent (which shall be exchanged for the existing Warrants held by each such Warrantholder);

                        (ii) the Conversion Warrants, issued in favor of each Conversion Warrantholder and duly executed by the Parent;

                        (iii) the Registration Rights Agreement, duly executed by the Parent, the Warrantholders and the Conversion Warrantholders;

                        (iv) the DSW Registration Rights Agreement, duly executed by DSW, the Warrantholders and the Conversion Warrantholders;

                        (v) to the extent not already held by the Agent, the original stock certificates or other certificated securities or instruments representing all of the Capital Stock of such Loan Parties' Subsidiaries, the Capital Stock of DSW held by the Parent following the IPO and all intercompany promissory notes of such Loan Parties (including the RVI Note and the DSW Note), accompanied by undated stock powers executed in blank and other proper instruments of transfer;

                        (vi) to the extent required, amendments to Control Agreements, duly executed by each of the parties thereto;

                        (vii) Intercreditor Agreement, duly executed by the Agent and the Revolving Credit Agent, and acknowledged by the Loan Parties;

                        (viii) opinions of Simpson Thacher & Bartlett LLP and the General Counsel of the Loan Parties and DSW, dated as of the Effective Date, substantially in the form of Exhibit E-1 and Exhibit E-2 respectively;

                        (ix) copies of the Revolving Credit Facility Documents, the RVI Note and the RVI Pledge, in each case, duly executed by each of the parties thereto, reasonably satisfactory in form and substance to the Agent, and certified as true and correct copies thereof by an Authorized Officer of the Parent;

                        (x) a copy of the resolutions of each Loan Party and DSW, certified by an Authorized Officer thereof, authorizing (A) the transactions contemplated by the Loan Documents to which such Person is or will be a party, (B) the execution, delivery and performance by such Person of each Loan Document to which such Person is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, and (C) the IPO and the transactions contemplated thereby;

                        (xi) a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of each Loan Party, DSW and DSWSW, certifying as to the subsistence in good standing of, and the payment of taxes by, such Person in such states;

                        (xii) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party, DSW and DSWSW, certified as of a recent date not more than thirty (30) days prior to the Effective Date (except as otherwise agreed by the Agent) by an appropriate official of the state of organization of such Person, which shall set forth the same complete name of such Person as is set forth herein and the organizational number, if an organizational number is issued in such jurisdiction, and Federal employee identification number as of the Effective Date of such Person;

                        (xiii) a copy of the by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Loan Party, DSW and DSWSW, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of such Person;

                        (xiv) a certificate of an Authorized Officer of each Loan Party and DSW, certifying the names and true signatures of the representatives of such Person authorized to sign each Loan Document to which such Person is or will be a party and the other documents to be executed and delivered by such Person in connection herewith and therewith, together with evidence of the incumbency of such Authorized Officers;

                        (xv) a certificate of an Authorized Officer of the Parent certifying that each of the Material Contracts remains in full force and effect in all material respects and that none of the Loan Parties has breached or defaulted on, or is reasonably likely to breach or default on, any of its obligations under such agreements in any material respect, as a result of the IPO or otherwise;

                        (xvi) certificate of the chief financial officer of each Loan Party, certifying as to the Solvency of the Loan Parties taken as a whole, both before and after giving effect to the IPO and the transactions contemplated hereby and thereby, which certificate shall be satisfactory in form and substance to the Agent;

                        (xvii) a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in subsection (b) of this
Section 4.01 and the satisfaction of each of the conditions set forth in Section
4.02 hereof;

                        (xviii) evidence of the insurance coverage required by
Section 6.01 and the terms of each Security Agreement and each Mortgage and such other insurance coverage with respect to the business and operations of the Loan Parties as the Agent may reasonably request, in each case, where requested by the Agent, with such endorsements as to the named insureds or loss payees thereunder as the Agent may reasonably request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon thirty (30) days' prior written notice to the Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Agent may request;

                        (xix) release documents, duly executed by the Revolving Credit Agents, accompanied by appropriate UCC financing statement amendments, in form and substance satisfactory to the Agent, evidencing the release of the Lien granted in favor of the Revolving Credit Agents with respect to the Capital Stock of DSW;

                        (xx) a copy of the Business Plan, certified as true and correct by an Authorized Officer of the Borrower; and

                        (xxi) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as the Agent deems, in its reasonable business judgment, to be necessary hereunder.

                  (e) Material Adverse Effect. The Agent shall have determined, in its sole judgment (acting reasonably), that no event or development shall have occurred since January 29, 2005 which could reasonably be expected to have a Material Adverse Effect.

                  (f) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person (i) required in connection with amending this Agreement or the maintaining of the Loan, or (ii) materially required in connection with the conduct of the Loan Parties' business, shall have been obtained and shall be in full force and effect.

                  (g) Warrant Stock. DSW shall have reserved, out of its authorized and unissued Class A Shares, solely for the purpose of permitting the Parent to comply with its obligations under the Warrants and the Conversion Warrants, _____ Class A Shares issuable upon the exercise of the Warrants or the Conversion Warrants to provide for the issuance of the Warrant Stock in accordance with the terms of the Warrants and the Conversion Warrants. The Common Stock and, following, the IPO, the Class A Common Shares shall have been listed on the New York Stock Exchange.

                  (h) Senior Indebtedness. The Obligations under this Agreement and the other Loan Documents rank at least pari passu in right of payment to all existing and future senior Indebtedness and senior to all other Indebtedness of each Loan Party.

                  (i) Consummation of IPO. The IPO shall have been consummated in accordance with each of the conditions set forth in Section 4.02 below, as determined by the Agent in its sole discretion, exercised reasonably.

            Section 4.02 Consent to IPO. The Agent and the Lenders hereby consent to the consummation of the IPO; provided that each of the following conditions has been satisfied or waived:

                  (a) The IPO shall constitute a Qualifying IPO;

                  (b) On the IPO Effective Date, the Net Cash Proceeds of the IPO shall be immediately applied (i) by DSW to repay to Parent in full the obligations outstanding under the DSW Note, (ii) by Parent to repay to the Borrower a portion of the obligations outstanding under the RVI Note, and (iii) by the Borrower to repay in full (x) all Obligations (as defined in the Term Loan Agreement) outstanding under the Term Loan Agreement and (y) $25,000,000 of the principal amount of the Old Notes under the Original Agreement, in each case, in immediately available funds;

                  (c) Following prepayment by the Borrower in full of all of the Obligations (as defined in the Term Loan Agreement) outstanding under the Term Loan Agreement, the Term Loan Agreement shall be terminated (other than with respect to the provisions thereof that expressly survive the termination thereof);

                  (d) Each of the conditions precedent to the effectiveness of
(i) this Agreement set forth in Section 4.01 hereof shall be satisfied or waived, as determined by the Agent in its sole discretion, exercised reasonably, and (ii) the amendment of the Revolving Loan

Documents shall be satisfied to the satisfaction of the Agent and the agents and the lenders thereunder;

                  (e) The IPO shall be consummated in accordance with all requirements of Applicable Law and on terms and conditions reasonably satisfactory to Agent, (it being acknowledged that the terms of the IPO set forth in the Form S-1 filed with the SEC on June 15, 2005 (without giving effect to any subsequent amendments thereto), are satisfactory to the Agent) and all consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the IPO shall have been obtained and shall be in full force and effect; and

                  (f) The Agent shall have received, immediately prior to the consummation of the IPO, a certificate of an Authorized Officer of each Loan Party, in form and substance satisfactory to the Agent, certifying that each of the conditions set forth in this Section 4.02 has been, or concurrently with the consummation of the IPO will be, satisfied.

            Section 4.03 Release of DSW and DSWSW. Following the satisfaction (or waiver) of each of the conditions set forth in Sections 4.01 and 4.02 hereof, DSW and DSWSW shall be released and discharged from any liability under the Original Agreement and each of the other Loan Documents to which it is a party pursuant to the Original Agreement, other than liabilities under such Loan Documents that expressly survive the termination thereof and all liens and security interests granted by DSW and DSWSW to secure the Obligations shall be released and discharged and the Parent, DSW and DSWSW are hereby authorized, in the Agent's name, to file UCC-3 termination statements and such other documents, instruments and releases with respect to any mortgages, liens, encumbrances or other security interests on any property of DSW and DSWSW to evidence the release provided by this Section 4.03. Upon satisfaction of each of the conditions set forth in Sections 4.01 and 4.02 hereof, the Agent (at the expense of the Parent) hereby agrees (A) to execute and deliver to the Parent, DSW and DSWSW such instruments and documents in form and substance reasonably satisfactory to the Parent and the Agent, which are reasonably requested by the Parent, for the purpose of effecting the intent of this Section 4.03 including, without limitation, to release of record any and all liens and security interests and collateral and to terminate with respect to DSW and DSWSW any and all control agreements, lockbox agreements, landlord's or similar waivers and like documents (B) to return to DSW and DSWSW all certificates of and stock powers with respect to DSWSW, pledged promissory notes of DSW and DSWSW and other physical collateral provided by DSW and DSWSW to, and held by, the Agent pursuant to the Loan Documents, and (C) to return to the Parent any certificate representing the Capital Stock of DSW permitted to be sold pursuant to the IPO (together with any applicable stock power). This release does not and shall not affect (a) any of the obligations or liabilities of the other Loan Parties under this Agreement, the Original Agreement or any other Loan Document, or (b) any of the obligations of DSW under any of the Loan Documents to which it is a party under this Agreement.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

            Section 5.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Agent and the Lenders as follows:

                  (a) Organization; Good Standing, Etc. Each of the Loan Parties, DSW and DSWSW (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization; (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby; and
(iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect.

                  (b) Authorization, Etc. The execution, delivery and performance by each Loan Party and DSW of each Loan Document to which it is or will be a party (i) have been duly authorized by all necessary action; (ii) do not and will not contravene in any material respect its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any Applicable Law or any contractual restriction binding on or otherwise affecting it or any of its properties; (iii) do not and will not result in or require the creation of any Lien upon or with respect to any of its properties; and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

                  (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with (i) the due execution, delivery and performance by any Loan Party or DSW of any Loan Document to which it is or will be a party, or
(ii) in connection with the IPO.

                  (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party or DSW is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  (e) Capitalization; Subsidiaries. On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Capital Stock of the Parent and DSW and the issued and outstanding Capital Stock of the Parent and DSW are as set forth on Schedule 5.01(e)(i). All of the issued and outstanding shares of Capital Stock of the Parent and DSW have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. With respect to the Parent, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Warrant Stock, except for anti-dilution provisions which have been validly waived on or prior to the date hereof in respect of the issuance of the Warrant Stock. The Warrant Stock has been duly authorized and reserved (or in the case of the DSW Common Stock, has been issued) for issuance upon the exercise of the Warrants and the Conversion Warrants, and upon such exercise, will be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and will not be subject to preemptive rights or other similar rights of stockholders of the Parent, DSW or any other Person.

                        (i) Except as described on Schedule 5.01(e)(i), as of the Effective Date, there are no outstanding debt or equity securities of the Parent, DSW or any of their respective Subsidiaries and no outstanding obligations of the Parent, DSW or any of their respective Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent, DSW or any of their respective Subsidiaries, or other obligations of the Parent, DSW or any of their respective Subsidiaries to issue, directly or indirectly, any shares of Capital Stock of the Parent, DSW or any of their respective Subsidiaries.

                        (ii) Schedule 5.01(e)(ii) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of each of the Subsidiaries of the Parent and DSW in existence on the Effective Date. All of the issued and outstanding shares of Capital Stock of the Subsidiaries of the Parent have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by the Parent, DSW or one or more of their respective wholly-owned Subsidiaries, free and clear of all Liens other than in the case of the DSW Common Stock held by the Parent, Liens permitted pursuant to clause (xvi) of the definition of Permitted Liens, and in the case of the Capital Stock of Subsidiaries of DSW, such Liens as may exist from time to time.

                  (f) Litigation; Commercial Torts Claims. Schedule 5.01(f) sets forth all material actions, suits or proceedings affecting any Loan Party, DSW or DSWSW before any court or other Governmental Authority or any arbitrator as of the Effective Date. There is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party, DSW or DSWSW before any court or other Governmental Authority or any arbitrator that
(A) if adversely determined, could reasonably be expected to have a Material Adverse Effect, (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby or (C) relates to the IPO or any transaction contemplated thereby, including, in each case, those items set forth on Schedule 5.01(f). Except as set forth on Schedule 5.01(f), as of the Effective Date, none of the Loan Parties holds any Commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

                  (g) Except as set forth in Schedule 5.01(f), (i) there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party, DSW or DSWSW before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could have a Material Adverse Effect, (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Effective Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant, or (C) relates to the IPO or any transaction contemplated thereby.

                  (h) Financial Condition.

                        (i) All financial statements furnished to the Agent and to each Lender by the Loan Parties on a consolidated basis have been prepared in accordance with GAAP consistently applied (provided, however, that unaudited financial statements are subject to normal year-end adjustments and to the absence of footnotes). All financial statements furnished to the Agent and to each Lender by the Loan Parties present fairly the condition of the Loan Parties at the date(s) thereof and the results of operations and cash flows (to the extent cash flows are required to be prepared) for the period(s) covered (provided, however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). There has been no change in the consolidated financial condition, results of operations, or cash flows of the Loan Parties since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

                        (ii) No Loan Party has any material Contingent Obligations or material obligation under any Lease or Capitalized Lease which is not noted in the Loan Parties' Consolidated financial statements furnished to the Agent and to each Lender prior to the execution of this Agreement.

                        (iii) The prospectus and the registration statement filed with the SEC in connection with the IPO (A) conform in all material respects to the requirements of the Securities Act and (B) do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (i) Compliance with Law, Etc. None of DSW, DSWSW or any Loan Party is, or as a result of the consummation of the transactions contemplated by the IPO, will be, in violation or has received notice of any violation of its organizational documents, any law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any agreement or instrument (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, except where such violation is not reasonably likely to have a Material Adverse Effect and no default or event of default has occurred and is continuing.

                  (j) ERISA. Except to the extent that such action is not reasonably likely to have a Material Adverse Effect, none of DSW, DSWSW, any Loan Party or any of their respective ERISA Affiliates has within the past three
(3) years, or as a result of the consummation of the transactions contemplated by the IPO, will have:

                        (i) violated or failed to be in full compliance with any Loan Party's Employee Benefit Plan;

                        (ii) failed timely to file all reports and filings required by ERISA to be filed by any Loan Party;

                        (iii) engaged in any nonexempt "prohibited transactions" or "reportable events" (respectively as described in ERISA);

                        (iv) engaged in, or committed, any act such that a tax or penalty reasonably could be imposed upon any Loan Party on account thereof pursuant to ERISA;

                        (v) incurred any material accumulated funding deficiency within the meaning of ERISA;

                        (vi) terminated any Employee Benefit Plan such that a Lien could be asserted against any assets of any Loan Party on account thereof pursuant to ERISA; or

                        (vii) failed to make any required contribution or payment to, or made a complete or partial withdrawal from, any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

                  (k) Taxes, Etc.

                        (i) To the best knowledge of the Loan Parties, all Federal and all material state and local tax returns and other reports required by Applicable Law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

                        (ii) Except as described on Schedule 5.01(j):

                              (A) currently no Loan Party has received from any
taxing authority any request to perform any examination of or with respect to any Loan Party nor any other written or verbal notice in any way relating to any claimed failure by any Loan Party to comply with all Applicable Law concerning payment of any taxes or other amounts in the nature of taxes in excess of $500,000 in any one instance;

                              (B) no agreement exists which waives or extends
any statute of limitations applicable to the right of any taxing authority to assert a deficiency or make any other claim for or in respect to Federal income taxes; and

                              (C) no issue has been raised in any tax
examination of any Loan Party which reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any taxing authority in excess of $500,000 in the aggregate for all Loan Parties.

                        (iii) No material Federal, state or local tax liability will be imposed upon any Loan Party as a result of the IPO, or the transactions contemplated thereby.

                  (l) Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of the Loan have been or will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (m) Nature of Business. No Loan Party is engaged in any business other than a Permitted Business.

                  (n) Adverse Agreements, Etc. To the best of such Loan Party's knowledge, no Loan Party is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which is reasonably likely to have a Material Adverse Effect.

                  (o) Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person except where failure to so have or to so comply is not reasonably likely to have a Material Adverse Effect. No condition exists or event has occurred or as a result of the IPO, will occur, which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any of the foregoing are not in full force and effect.

                  (p) Properties. (i) Each Loan Party has, and following the IPO, will have, good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted. No Loan Party has possession of any property on consignment to that Loan Party from a third party that is not a Loan Party, except as listed on Schedule 5.01(o)(i), and those as to which the Loan Parties notify the Agent in accordance with the provisions of Section 7.03.

                        (ii) Schedule 5.01(o)(ii) sets forth a complete and accurate list, as of the Effective Date, of the location, by state and street address, of all real property owned or leased by each Loan Party and the name and address of the landlord with respect thereto. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 5.01(o)(ii) to which it is a party. Except as otherwise indicated on Schedule 5.01(o)(ii), there are no Leases for which any Affiliate of any Loan Party is the lessor. Each such Lease is and following the IPO will be, valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any material Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on
Schedule 5.01(o)(ii) or to consummate the transactions contemplated by the IPO. No Loan Party and to the best knowledge of any Loan Party, no other party to any material Lease is or will be, as a result of the transactions contemplated by the IPO, in material default of its obligations thereunder, and no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any material Lease and, as of the Effective Date, no event has occurred or will occur as a result of the IPO which, with the giving of notice or the passage of time or both, would constitute a material default under any material Lease.

                  (q) Full Disclosure. Each Loan Party has disclosed to the Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect. None of the documents, instruments, agreements, other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agent in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided, that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no contingent liability or fact that is reasonably likely to have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

                  (r) Leases. Schedule 5.01(q), annexed hereto, sets forth as of the Effective Date a schedule of all presently effective Capitalized Leases. (Schedule 5.01(o)(ii) includes a list of all other presently effective Leases). Each of such Leases and Capitalized Leases is or will be, as a result of the consummation of the IPO, in full force and effect. No Loan Party, to the best of its knowledge, is or will be, as a result of the consummation of the IPO, in default or violation of any such Leases or Capitalized Leases, except where such violation is not reasonably likely to have a Material Adverse Effect. No Loan Party has received any notice or threat of cancellation of any such Lease or Capitalized Lease, which cancellation (together with all other similar cancellations) is reasonably likely to have a Material Adverse Effect. Without limiting the foregoing, no default or violation shall arise under any Lease solely as a result of the assignment and transfer of such Lease in connection with the IPO, except where such default or violation is not reasonably likely to have a Material Adverse Effect.

                  (s) Environmental Matters. Except as set forth on Schedule 5.01(r), (i) the operations of each Loan Party are in material compliance with all Environmental Laws; (ii) to the best of each Loan Party's knowledge, there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which is reasonably likely to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which is reasonably likely to have a Material Adverse Effect; (iv) no Loan Party has knowledge of any Environmental Actions that have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which are reasonably likely to have a Material Adverse Effect; (v) to the best of each Loan Party's knowledge, no property now or formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which is reasonably likely to have a Material Adverse Effect; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party's failure to maintain or comply with is not reasonably likely to have a Material Adverse Effect; and (viii) no Loan Party has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or capital expenditures are required to be made as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as is not reasonably likely to have a Material Adverse Effect.

                  (t) Insurance. Schedule 5.01(s) sets forth a list of all insurance maintained by each Loan Party or under which any Loan Party is the named insured on the Effective Date. Each of such policies is in full force and effect and meets each of the requirements set forth in Section 6.01(e). To the best of such Loan Party's knowledge, neither the issuer of any such policy nor any Loan Party is in default or violation of such policy.

                  (u) [Intentionally Omitted]

                  (v) Solvency. After giving effect to the transactions contemplated by this Agreement and the IPO and before and after giving effect to each Loan and the IPO, each Loan Party is, and the Loan Parties on a consolidated basis are, Solvent.

                  (w) Location of Bank Accounts. Schedule 5.01(v) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained, the account number and a contact person at such bank or broker dealer).

                  (x) Intellectual Property. Except as set forth on Schedule 5.01(w), each Loan Party both before and after giving effect to the IPO owns or licenses or otherwise has the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. Set forth on Schedule 5.01(w) is a complete and accurate list as of the Effective Date of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights of each Loan Party. To the best knowledge of each Loan Party, both before and after giving effect to the IPO, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which are not reasonably likely to have a Material Adverse Effect. To the best knowledge of each Loan

Party, both before and after giving effect to the IPO, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which is reasonably likely to have a Material Adverse Effect.

                  (y) Material Contracts and Licenses. Schedule 5.01(x) sets forth a complete and accurate list as of the Effective Date of all Material Contracts and all material licenses of each Loan Party, showing the parties and subject matter thereof. Each such Material Contract and license both before and after giving effect to the IPO (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, and (ii) is not in default due to or has not been violated by, the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto, except where such default is not reasonably likely to have a Material Adverse Effect. Without limiting the foregoing, no default or violation shall arise under any such license or agreement solely as a result of the assignment and transfer of such license or agreement in connection with the IPO. No Loan Party has received any notice or threat of cancellation of any such Material Contract or license which cancellation (together with all similar cancellations) is reasonably likely to have a Material Adverse Effect.

                  (z) Holding Company and Investment Company Acts. None of the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                  (aa) Labor Relations.

                        (i) As of the Effective Date, no Loan Party has been, and none is presently a party to any collective bargaining or other labor contract except as listed on Schedule 5.01(z), annexed hereto.

                        (ii) There is not presently pending and, to any Loan Party's knowledge, there is not threatened any of the following, except to the extent any of the following is not reasonably likely to have a Material Adverse
Effect:

                              (A) any strike, slowdown, picketing, work
stoppage, or employee grievance process;

                              (B) any proceeding against or affecting any Loan
Party relating to the alleged violation of any Applicable Law pertaining to labor relations or before the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any Loan Party, which, if determined adversely to that Loan Party, is reasonably likely to have a Material Adverse Effect on that Loan Party;

                              (C) any lockout of any employees by any Loan Party
(and no such action is contemplated by any Loan Party); or

                              (D) any application for the certification of a
collective bargaining agent.

                        (iii) No event has occurred or circumstance exists which could provide the basis for any work stoppage or other labor dispute that would be reasonably likely to have a Material Adverse Effect.

                        (iv) Each Loan Party:

                              (A) has complied in all material respects with all
Applicable Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing; and

                              (B) is not liable for the payment of compensation,
damages, taxes, fines, penalties, or other amounts, however designated, for that Loan Party's failure to comply with any Applicable Law referenced in Section 5.01(z)(iv)(A) which is reasonably likely to have a Material Adverse Effect.

                  (bb) No Bankruptcy Filing. No Loan Party is contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of such Loan Party's assets or property, and no Loan Party has any knowledge of any Person contemplating an Insolvency Proceeding against it.

                  (cc) Separate Existence. Except where the failure to observe, maintain or perform the following is not reasonably likely to have a Material Adverse Effect, all customary formalities regarding the corporate existence of each Loan Party will be observed.

                  (dd) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 5.01(cc) sets forth a complete and accurate list as of the Effective Date of (i) the exact legal name of each Loan Party; (ii) the jurisdiction of organization of each Loan Party; (iii) the organizational identification number of each Loan Party as of the Effective Date (or indicates that such Loan Party has no organizational identification number); (iv) each place of business of each Loan Party; (v) the chief executive office of each Loan Party; and (vi) the Federal employer identification number of each Loan Party as of the Effective Date.

                  (ee) Tradenames. Schedule 5.01(dd) hereto sets forth a complete and accurate list as of the Effective Date of (i) all names under which, to the knowledge of the Borrower, any Loan Party has conducted its business in the past five (5) years; and (ii) all Persons with whom any Loan Party has consolidated or merged, or from whom any Loan Party has acquired in a single transaction or in a series of related transactions substantially all of such Person's assets in the past five (5) years.

                  (ff) Location of Collateral. Except as permitted by Section 6.02(r), there is no location at which any Loan Party has any Collateral or the books, records and papers of the Loan Parties pertaining thereto other than (i) those locations listed on Schedule 5.01(ee) and (ii) at such other locations as to which the Borrower has provided ten (10) days prior written notice to the Agent of the intended location of the Collateral, books, records and papers thereat. Schedule 5.01(ee) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Collateral of each Loan Party is stored and/or the name and address of the landlord on the Lease which covers such location and of all service bureaus with which such records are maintained. None of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns. No tangible personal property of any Loan Party is in the care or custody of any third party or stored or entrusted with a bailee or other third party, except (x) as otherwise disclosed pursuant to, or permitted by this Section, or (y) for Inventory in an amount not to exceed $1,000,000 at Cost (as defined in the Revolving Credit Facility) in the aggregate at any time in the ordinary course of business.

                  (gg) Security Interests. Each Security Agreement creates in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC financing statements described in the Original Agreement and the amendments thereto, and the recording of the Collateral Assignments for Security referred to in each Security Agreement entered into pursuant to the Original Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interests in and Liens on the Collateral granted thereby were perfected security interests to the extent such security interests may be perfected by such filings, and no further recordings or filings were or will be required in connection with the creation of, the continued perfection of or the enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with Applicable Law, (ii) the recording of the Collateral Assignments for Security pursuant to each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights, (iii) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property, and (iv) control agreements for deposit accounts, liens on titles and similar items. Subject to Permitted Liens, such security interests in, and Liens on the Collateral are and shall continue to be first-priority security interests; provided, however, that any security interest in and Lien on Collateral that is Revolving Lender Primary Collateral (as defined in the Intercreditor Agreement) are and shall continue to be perfected, second-priority Liens and security interests (subject only to Permitted Liens and the prior Lien on and security interest in favor of the Revolving Credit Facility Agent for the benefit of the Revolving Credit Facility Lenders).

                  (hh) Liens in Favor of Agent. Other than the Excluded Property (as defined in the Security Agreement), no Loan Party is the owner of, nor has any interest in, any property or asset which is not subject to a Lien in favor of the Agent (subject only to Permitted Liens) to secure the Obligations.

                  (ii) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate in all material respects and does not omit to state any information material thereto.

                  (jj) Representations and Warranties in Documents; No Default. All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all material respects at the time as of which such representations were made and on the Effective Date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date). No Event of Default has occurred and is continuing or will occur as a result of the IPO or otherwise, and no condition exists, or will exist as a result of the IPO, which constitutes a Default or an Event of Default.

                  (kk) Indebtedness. The Loan Parties do not have any Indebtedness other than (i) Permitted Indebtedness, and (ii) a Loan Party's guaranties of Permitted Indebtedness.

                  (ll) Unrestricted Subsidiaries. Each Subsidiary of the Parent that is not a party to this Agreement is set forth on Schedule 5.01(kk) (each, an "Unrestricted Subsidiary"). Each Unrestricted Subsidiary is inactive or in the process of being liquidated or dissolved and the Unrestricted Subsidiaries do not, in the aggregate, have assets in excess of $500,000.

                  (mm) Voting Requirements. No vote of the holders of any class or series of the Parent's or DSW's Capital Stock or other securities of the Parent or DSW is necessary under Applicable Law or stock exchange (or similar self-regulatory organization) regulations to approve the issuance of the Warrants, the Conversion Warrants or the Warrant Stock.

                  (nn) Consummation of IPO. On the IPO Effective Date, the IPO will have been consummated in accordance with each of the conditions set forth in Section 4.02 hereof.

                                   ARTICLE VI

                          COVENANTS OF THE LOAN PARTIES

            Section 6.01 Affirmative Covenants. So long as any principal or interest on the Loan or any other Obligation (whether or not due) shall remain unpaid, each Loan Party shall, from and after the Effective Date:

                  (a) Additional Guaranties and Collateral Security. Cause (i) each Subsidiary of any Loan Party not in existence on the Effective Date, or any Unrestricted Subsidiary that at any time fails to meet the requirements for an Unrestricted Subsidiary, to execute and deliver to the Agent promptly and in any event within three (3) Business Days after the formation, acquisition or change in status thereof (A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) one or more Mortgages creating on any real property having a book value in excess of $1,000,000, or leased property having an annual minimum fixed rent in excess of $750,000 (if the lease term (including extensions) is less than five years) or $250,000

(if the lease term (including extensions) is equal to or greater than five years) of such Subsidiary a perfected, Lien on such real property subject only to Permitted Liens, a Title Insurance Policy covering such owned real property, a current ALTA survey thereof and a surveyor's certificate, each in form and substance satisfactory to the Agent, together with such other agreements, instruments and documents as the Agent may reasonably require whether comparable to the documents required under Section 6.01(i) or otherwise (it being understood that the Loan Parties shall use their reasonable best efforts (which shall not include the payment of additional sums (other than incidental expenses)) to obtain such Mortgage and other documents) , and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and (ii) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within three (3) Business Days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and
(D) such other agreements, instruments, approvals, legal opinions or other documents requested by the Agent; provided, however, that nothing contained herein shall be deemed a modification of any other provisions of this Agreement restricting the formation or Acquisition of Subsidiaries by the Loan Parties, or the requirements applicable to Unrestricted Subsidiaries.

                  (b) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, and use its assets in compliance with all Applicable Laws, rules, regulations and orders (including, without limitation, all Environmental Laws) except where the failure of such compliance will not have a Material Adverse Effect. Without limiting the foregoing such compliance shall include (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims, making all required withholdings, and filing all required reports and returns with Governmental Authorities which if unpaid, not withheld or unfiled might become a Lien or charge upon any of its properties, except (x) to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, or (y) for the inadvertent failure of a Loan Party to pay such lawful claims, make such withholdings or file such returns or reports so long as (A) the aggregate amount thereof does not exceed $500,000, (B) no Lien has been filed on account thereof and (C) promptly upon the date an Authorized Officer obtains knowledge or should have obtained knowledge thereof, the Loan Parties pay such claims, make such withholdings or file such returns or reports.

                  (c) Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

                  (d) Maintenance of Properties and Leases, Etc. (i)Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve the Collateral in good working order and condition (ordinary wear and tear and insured casualty excepted); and

                        (ii) comply, and cause each of its Subsidiaries to comply, in all material respects, at all times with the provisions of all Leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

                  (e) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with responsible and reputable insurance companies or associations (which shall include the companies presently providing such insurance, or such other companies as may be selected by the Borrower with the consent of the Agent, whose consent shall not be unreasonably withheld) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts, in such form, for such periods and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agent. All policies covering the Collateral are to be made payable to the Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and shall provide that the insurance, to the extent of the Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Loan Party or by the failure of any Loan Party to comply with any warranty or condition of the policy and are to contain such other provisions as the Agent may reasonably require to fully protect the Lenders' interest in the Collateral and to obtain any payments to be made under such policies. Such policy shall not include an endorsement in favor of any other Person (other than the Revolving Credit Agent, the holder of any Permitted Liens and those Persons intended as beneficiaries of any builder's risk insurance). All certificates of insurance are to be delivered to the Agent and the policies are to be premium prepaid or with customary payment terms (which shall be complied with in a timely fashion by such Loan Parties), with the loss payable and additional insured endorsement in favor of the Agent and such other Persons as the Agent may designate from time to time, and shall provide for not less than thirty (30) days' prior written notice to the Agent of the exercise of any right of cancellation. The Key Loan Parties shall furnish the Agent with certificates or other evidence satisfactory to the Agent regarding compliance by the Loan Parties with the foregoing requirements. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Agent may arrange for such insurance, but at the Key Loan Parties' expense and without any responsibility on the Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims; provided, however, that the Agent's obtaining such insurance shall not constitute a waiver of any Event of Default occasioned by the Loan Parties' failure to have maintained such insurance. Upon the occurrence and during the continuance of an Event of Default and subject to the terms of the Intercreditor Agreement, the Agent shall have the sole right, in the name of the Lenders, any

Loan Party or any of its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. The Borrower shall provide the Agent with prompt written notice of any change in the insurance policies owned by the Loan Parties, or under which any Loan Party is the named insured, from those in effect as of the Effective Date.

                  (f) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take, and cause each of its Subsidiaries to take, all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business, except where the failure to do so is not reasonably likely to have a Material Adverse Effect.

                  (g) Environmental. Except where a violation or failure is not reasonably likely to have a Material Adverse Effect, (i) keep any material property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Agent any documentation of such compliance which the Agent may reasonably request; (iii) provide the Agent with written notice within five (5) days of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required to abate said Release; (iv) provide the Agent with written notice within ten (10) days of the receipt of any of the following: (A) notice that a material Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect; and (C) notice of a violation, citation or other administrative order to the extent that any of the foregoing are reasonably likely to have a Material Adverse Effect; and (v) defend, indemnify and hold harmless the Agent and the Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the generation, presence, disposal, Release or threatened Release of any Hazardous Materials on, under, in, originating or emanating from any property at any time owned or operated by any Loan Party or any of its Subsidiaries (or its predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the presence or Release of such Hazardous Materials, (C) any request for information, investigation, lawsuit brought or threatened, settlement reached or order by a Governmental Authority relating to the presence or Release of such Hazardous Materials, (D) any violation of any Environmental Law and/or (E) any Environmental Action filed against the Agent or any Lender to the extent that any of the foregoing is reasonably likely to have a Material Adverse Effect.

                  (h) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (subject to Permitted Liens) any of the Collateral of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Agent and each Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by Applicable Law, each Loan Party (x) authorizes the Agent to execute any such agreements, instruments or other documents deemed reasonably necessary by the Agent in connection with this Agreement in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (y) authorizes the Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (z) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

                  (i) After Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being an "After Acquired Property") (x) with a Current Value (as defined below) in excess of $1,000,000 in the case of a fee interest, or (y) requiring, in the case of a leasehold interest, the payment of annual minimum fixed rent exceeding in the aggregate $750,000 (if the Lease term (including extensions) is less than five years) or $250,000 (if the Lease term (including extensions) is equal to or greater than five years), immediately so notify the Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below or in the case of leasehold, a leasehold Mortgage or Landlord's Agreement (pursuant to Section 6.01(i) hereof). Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall promptly furnish to the Agent the following, each in form and substance satisfactory to the Agent: (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the reasonable good faith opinion of the Agent, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Agent and the Lenders thereunder; (iii) in the case of a fee interest, a title insurance policy, a survey of such real property, certified to the Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Agent and a Phase I Environmental Site Assessment with respect to such real property, certified to the Agent by a company reasonably satisfactory to the Agent; (iv) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto; (v) in the case of a leasehold interest, an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) with respect to such real property and the Agent; and (vi) such other documents or instruments (including, without limitation, guarantees and opinions of counsel) as the Agent may reasonably require, provided, however, that nothing contained herein shall be deemed a modification of any other provisions of this Agreement restricting Acquisitions or investments by the Loan Parties. The Key Loan Parties shall pay all reasonable fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 6.01(i).

                  (j) Conduct of Business. Conduct their business substantially in accordance with the Business Plan, or as otherwise approved by the Agent pursuant to Section 7.10 hereof. The foregoing shall not obligate the Loan Parties to achieve any specific financial performance and no financial covenants are intended to be imposed thereby.

                  (k) Maintenance of Listing. Maintain and cause to be quoted at all times, the Common Stock of the Parent and the Class A Common Shares of DSW on a national securities exchange registered under the Exchange Act (a "National Securities Exchange") or the NASDAQ Stock Market;

                  (l) SEC. Maintain, at all times, the Parent's and DSW's status as reporting company under the Exchange Act, and make timely filings thereunder;

                  (m) Leasehold Mortgages. Each of the Loan Parties shall use their reasonable best efforts to obtain leasehold Mortgages on substantially all Leases of the Loan Parties it being understood that reasonable best efforts shall require a bona fide request be made in writing to the appropriate parties with a copy to the Agent (or in lieu thereof, a short memorandum describing a telephone request made in respect thereof, which memorandum shall include the date of the conversation and the name of the person with whom the Loan Party spoke) with appropriate follow-up as reasonably required by the Agent, which in each case shall be included in the Leasehold Mortgage Status Report; provided, that no Loan Parties shall be required to pay any money (other than incidental expenses), agree to amended Lease terms (unless such amendments are immaterial in the reasonable judgment of the Key Loan Parties), or commence any legal action.

                  (n) Board of Director Observer Rights. At all times that CPLP (and/or one or more of its Affiliates or related funds) is at such time a Warrantholder holding not less than 50% of the Warrants and/or Conversion Warrants held by CPLP on the Effective Date, the Parent shall allow two representatives designated by CPLP to attend all meetings, including telephonic meetings, of the Parent's Board of Directors in a non-voting capacity. The Parent will give such representatives written notice of each meeting of its Board of Directors in advance and at the same time and in the same manner as notice is given to the directors. Such representatives shall also be provided with all written materials and other information (including minutes of meetings) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Parent proposes to take any action by written consent in lieu of a meeting of its Board of Directors, the Parent shall give written notice thereof to such representatives promptly following the effective date of such consent describing in reasonable detail the nature and substance of such action. In the event the Parent establishes separate committees of the Board of Directors, the right to representatives granted hereunder shall extend to meetings of such committees.

            Section 6.02 Negative Covenants. So long as any principal of or interest on the Loan, or any other Obligation (whether or not due) shall remain unpaid, each Loan Party shall not:

                  (a) Liens, Etc. (i) Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties (including, without limitation, the Capital Stock of DSW held by the Parent), whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens, or (ii) have possession of any property on consignment to that Loan Party from a third party that is not a Loan Party, except as of the Effective Date as set forth on Schedule 5.01(o)(i), and after the Effective Date, those as to which the Loan Parties have notified the Agent, in accordance with Section 7.03.

                  (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than
(i) Permitted Indebtedness and (ii) guaranties of Permitted Indebtedness of another Loan Party.

                  (c) Fundamental Changes; Dispositions. (i) Wind-up, liquidate or dissolve, or permit any of its Subsidiaries to wind-up, liquidate or dissolve; (ii) merge, consolidate or amalgamate with any Person, or permit any of its Subsidiaries to merge, consolidate or amalgamate with any Person; (iii) purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof), or permit any of its Subsidiaries to do any of the foregoing;
(iv) suffer or cause, or permit any of its Subsidiaries to suffer or cause the waste or destruction of any material part of the Collateral; (v) use or permit any of its Subsidiaries to use, any of the Collateral in violation of any policy of insurance thereon; (vi) sell, lease, sublease, convey, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, sublease, convey, transfer or otherwise dispose of any of the Collateral; and (vii) other than leased departments and similar arrangements with third parties, commit to open or close any location at which any Loan Party maintains, offers for sale, or stores any of the Collateral, in any fiscal year such that the actual number of stores of all Key Loan Parties in the aggregate (x) exceeds by ten (10) the number of stores reflected on the Business Plan for such fiscal year, or (y) is more than ten (10) fewer than the number of stores reflected on the Business Plan for such fiscal year (without giving effect to any new stores which the Business Plan projected to be opened or closed, but which have not in fact been opened or closed); provided, however, that each of the following shall be permitted:

                        (A) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, with the prior written consent of the Agent (which consent shall not be unreasonably withheld) any wholly-owned Subsidiary may merge, consolidate or amalgamate with or into the Borrower or with or into another wholly-owned Subsidiary of the Parent, so long as in any merger, consolidation or amalgamation involving the Borrower, the Borrower is the surviving, continuing or resulting corporation. Notwithstanding the foregoing, the Parent may not merge or consolidate or be merged or consolidated with or into any other Person without the prior written consent of the Agent;

                        (B) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, any Loan Party may liquidate or dissolve any Unrestricted Subsidiary;

                        (C) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, any Loan Party may engage in any Acquisition which is a Permitted Acquisition, provided that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied;

                        (D) any Loan Party may engage in (1) the use or sale of Inventory (including, without limitation, in leased departments) in compliance with this Agreement; (2) the disposal of Equipment which is obsolete, worn out, or damaged beyond repair, or no longer useful in the Loan Parties' businesses;
(3) Permitted Dispositions; (4) the turning over to the Agent of certain Collateral as provided herein, or to the Revolving Credit Agent of all Receipts (as defined in the Revolving Credit Facility) as provided in the Revolving Credit Facility; and (5) the use of the Collateral to pay obligations arising in the ordinary course; and

                        (E) in the event of an exercise of the Conversion Warrants or Warrants for Class A Common Shares of DSW (but not for Common Stock of the Parent), the Parent may sell, in exchange for cash, up to that number of Class A Common Shares of DSW as shall provide Net Cash Proceeds to the Parent equal to the sum of (x) the Tax liability, if any, actually incurred by the Parent as a result of the exercise of the Conversion Warrants or the Warrants, less (y) the Net Cash Proceeds (if any) received by the Parent upon such exercise of the Conversion Warrants or the Warrants; provided that (1) no Default or Event of Default shall have occurred and be continuing at the time of such sale, (2) the average closing sale price of the Class A Common Shares on the New York Stock Exchange (or other exchange on which such shares are listed) for the 30 days prior to such sale, times the number of Class A Common Shares owned (or which could be received by the Parent in exchange for its Class B Common Shares) by the Parent after giving effect to such sale would be equal to at least two times the outstanding principal amount of the Loan (including all PIK Interest added thereto) at such time, and (3) after giving effect to such sale, the Parent shall own a number of Class A Common Shares (or Class B Common Shares exchangeable into Class A Common Shares) sufficient to permit the exercise in full, for Class A Common Shares, of the Conversion Warrants and Warrants held by the Warrantholders and Conversion Warrantholders thereof at such time.

            Notwithstanding anything to the contrary contained herein, no Loan Party shall have any right to sell, lease, convey, transfer or otherwise dispose of any of the Capital Stock of DSW, other than pursuant to (w) the IPO, subject to the conditions set forth in Section 4.02 hereof, (x) Clause (E) of this
Section 6.02(c), (y) the transfer of Warrant Stock to the Warrantholders and the Conversion Warrantholders upon the exercise of the Warrants and the Conversion Warrants and (z) a Permitted DSW Stock Sale provided that the Net Cash Proceeds thereof are sufficient to repay and are actually and immediately used to repay the Obligations in full in cash in accordance with Section 2.04(a)(ii).

                  (d) Line of Business. Engage in any business other than the business in which it is currently engaged or a business reasonably related thereto, or any retail lease department operation.

                  (e) Loans; Advances; Investments, Etc. (i) Make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person; (ii) purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract; (iii) subordinate any debts or obligations owed to that Loan Party by any third party (but not by another Loan Party) to any other debts owed by such third party to any other Person; (iv) enter into leases of property or assets not constituting Permitted Acquisitions, unless such leases are not otherwise in violation of this Agreement; (v) organize or create any Affiliate other than in connection with a Permitted Acquisition; or (vi) acquire any assets other than in the ordinary course and conduct of that Loan Party's business as conducted at the execution of this Agreement, other than in connection with a Permitted Acquisition, or as otherwise permitted in this Agreement, or permit any of its Subsidiaries to do any of the foregoing, except for:

                              (A) Permitted Investments and investments directly
related to Permitted Acquisitions;

                              (B) advance payments made to that Loan Party's
suppliers in the ordinary course;

                              (C) advances to that Loan Party's officers,
employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of that Loan Party, which expenses are properly substantiated by the Person seeking such advance and properly reimbursable by that Loan Party;

                              (D) loans and advances to employees for
business-related moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business not to exceed (together with loans and advances under Section 6.02(e)(E) and investments permitted under clause (xiii) of the definition of Permitted Investment) $6,000,000 in the aggregate outstanding to all employees at any one time;

                              (E) loans and advances to that Loan Party's
officers, employees, and salespersons in connection with any employment agreements or arrangements, or any stock options or option plans not to exceed $6,000,000 (together with loans and advances under Section 6.02(e)(D) and investments permitted under clause (xiii) of the definition of Permitted Investments) in the aggregate outstanding to all employees at any one time;

                              (F) intercompany loans and advances (1) existing
on the date hereof and described on Schedule 6.02(e)(vi)(F) hereof, (2) hereafter made amongst any Loan Parties pursuant to the terms of the Revolving Credit Facility, (3) hereafter made to the Parent by any other Loan Party to the extent any of the same constitutes Permitted Indebtedness under clause (viii) of the definition of Permitted Indebtedness, and (4) to any Loan Party by the Parent;

                              (G) loans and advances of a Person outstanding at
the time such Person becomes a Subsidiary as a result of a Permitted Acquisition, provided, that any such loans or advances were not made at the time of or in contemplation of the acquisition of such Person by a Loan Party or any Subsidiaries;

                              (H) to the extent not permitted by the foregoing
clauses, the existing loans and advances described on Schedule 6.02(e)(vi)(H) hereto;

                              (I) any other loans and advances to or for the
benefit of any Person which (1) is not itself a Loan Party, (2) are not otherwise permitted by the foregoing clauses, and (3) are made after the Effective Date, which loans and advances have been approved in advance by the Agent.

                  (f) Capitalized Lease Obligations. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any Capitalized Lease Obligations which would cause the aggregate amount of all obligations under Capitalized Leases entered into after June 11, 2002 owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed the amount set forth in clause (iv) of the definition of Permitted Indebtedness.

                  (g) Restricted Payments.

                        (i) Pay any cash dividend or other distribution, in respect of any class of such Loan Party's or any of its Subsidiaries' Capital Stock, other than dividends payable to another Loan Party or payable solely in the Capital Stock of such paying Loan Party;

                        (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding; provided that the Loan Parties may make cash payments for any such purposes if:

                              (A) no Default or Event of Default shall have
occurred and be continuing at the time of declaration or payment thereof;

                              (B) after giving effect to the making of any such
cash
payment, the aggregate amount so expended for such purposes subsequent to June 11, 2002 does not exceed $1,500,000; and

                              (C) after giving effect to the making of any such
cash payment, the aggregate amount so expended for such purposes in any Fiscal Year of the Key Loan Parties does not exceed $500,000.

            Notwithstanding anything to the contrary contained herein, dividends (other than dividends payable solely in capital stock of another Loan Party) shall be payable to the Parent by any other Loan Party only to the extent not otherwise in violation of the Loan Documents and in any event, not to exceed $5,000,000 (less loans and advances to the Parent made under clause (viii) of the definition of Permitted Indebtedness) in the aggregate after June 11, 2002.

                  (h) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

                  (i) Transactions with Affiliates. (i) Except as set forth in that certain confidential side letter from the Borrower to the Agent and for loans which may be made between Loan Parties permitted pursuant to Section 6.02(e) above, make any payment, nor give any value to any Affiliate except for leases, goods and services with such Affiliate for a price and on terms which shall be in the ordinary course of business at prices and on terms and conditions no less favorable to that Loan Party than those which would have been charged and imposed in an arm's-length transaction from unrelated third parties, except (A) sales of goods to an Affiliate for use or distribution outside of the United States of America which complies with the any applicable legal requirements of the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended from time to time, provided, that such sales shall not exceed $500,000 in the aggregate in any Fiscal Year of the Parent, (B) loans, advances and other payments to officers and directors as part of their compensation which are entered into in the ordinary course of business and which are not otherwise prohibited under the Loan Documents, (C) other dividends and distributions to officers, directors and shareholders otherwise permitted under this Agreement, or (D) transactions between or among the Loan Parties not prohibited hereunder and not involving any other Affiliate; (ii) (A) without prior written consent of the Agent, amend, modify or waive any of the provisions of the instruments, documents or agreements described in the confidential side letter referred to in clause (i) above, the effect of which is to increase the payments or value to be furnished by a Loan Party to any Affiliate (other than for ordinary increases under such instruments, documents and agreements in the ordinary course of business, for which the Loan Parties are presently obligated to make payment in such instrument, document or agreement as in effect on the Effective Date) or which would cause such instruments, documents or agreements to be at prices and on terms and conditions no less favorable to that Loan Party than those which would have been charged and imposed in an arm's-length transaction from unrelated third parties, or (B) make any payments under such instruments, documents or agreements in advance of the date when due other than payments made to Affiliates to fund obligations or anticipated claims under medical claims, employee benefit plans or agreements, and other similar plans, all in accordance with current practice; and (iii) fail to use its best efforts to cause its Affiliates to execute and deliver to the Agent and the Lenders such documentation as the Agent may reasonably require to evidence the Affiliates' agreement with the provisions of this Section 6.02(i), provided, however, that notwithstanding anything to the contrary contained in this Section 6.02(i), no Loan Party may (x) engage in any SSC Transaction or CPLP Transaction except in accordance with the terms of Article XIV, or (y) make any payment to, provide any value to, or enter into any transaction with, DSW or DSWSW, except (1) those transactions set forth on Schedule 6.02(i) hereto, and (2) transactions for leases, goods and services provided to or by DSW or DSWSW for a price and on terms which shall be in the ordinary course of business at prices and on terms and conditions no less favorable to that Loan Party than those which would have been charged and imposed in an arm's-length transaction from unrelated third parties.

                  (j) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries and Restrictions on Obligations. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of (i) any Loan Party to create or grant liens in favor of the Agent or to incur Obligations or
(ii) any Subsidiary of any Loan Party (A) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (B) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (C) to make loans or advances to any Loan Party or any of its Subsidiaries or (D) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (A) through (D) of this
Section 6.02(j) shall prohibit or restrict compliance with:

                              (1) this Agreement and the other Loan Documents or
the Revolving Credit Facility Documents;

                              (2) any agreements in effect on the date of this
Agreement and described on Schedule 6.02(j);

                              (3) any Applicable Law, rule or regulation
(including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                              (4) in the case of clause (D) any agreement
setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

                              (5) in the case of clause (D), any agreement,
instrument or other document evidencing a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto.

                  (k) Limitation on Issuance of Capital Stock. Issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants, provided, that (i) Parent may issue since the Effective Date (as defined in the Original Agreement) (A) the Warrant Stock, and (B) the Warrants and the Conversion Warrants, and (ii) the Parent may issue (A) up to 5,000,000 shares of Common Stock (and following June 11, 2007, up to an additional 5,000,000 shares of Common Stock) that are issued to Persons other than Affiliates of the Parent, including (1) shares of Common Stock or options exercisable therefor, issued or to be issued under the Parent's 2000 Stock Option Plan as in effect on June 11, 2002 or under any other employee stock option or purchase plan or plans, or pursuant to compensatory or incentive agreements, for officers, employees or consultants of the Parent or any of its Subsidiaries , in each case adopted or assumed after such date by the Parent's Board of Directors; provided in each case that the exercise or purchase price for any such share shall not be less than 95% of the fair market value (determined in good faith by the Parent's Board of Directors) of the Common Stock on the date of the grant, and such additional number of shares as may become issuable pursuant to the terms of any such plans by reason of adjustments required pursuant to antidilution provisions applicable to such securities in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock, (2) shares of restricted stock issued by the Parent to executive officers of the Parent, and (3) shares of Common Stock issued by the Parent as charitable gifts, and (B) up to an additional 2,153,000 shares of Common Stock issued pursuant to options that are granted to executive officers of the Parent or its Subsidiaries under the Parent's 2000 Stock Option Plan as in effect on June 11, 2002, at an exercise price of no less than $4.50 per share and such additional number of shares as may become issuable pursuant to the terms of any such options under the terms of such plan by reason of adjustments required pursuant to antidilution provisions applicable to such securities in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock; and provided, that all options that are issued and expire unexercised because the vesting requirements thereof are not satisfied shall not be included in the issued shares pursuant to this clause (B).

                  (l) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements, Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change) in any manner of any of the provisions of any of its or its Subsidiaries' Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change (A) would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, or would increase the interest rate applicable to such Indebtedness unless (x) Excess Availability, both immediately prior to, immediately after giving effect to and on a pro forma projected basis for the 12 months immediately following such amendment, modification or change, is at least $100 million, or (y) the total amount of such Indebtedness so amended, modified or changed since the Effective Date (together with the amounts permitted under clause (ii) hereof), does not exceed $500,000 in any Fiscal Year of the Borrower; (B) would change the subordination provision, if any, of such Indebtedness, or (C) would otherwise be adverse to the Lenders in any respect; (ii) except for the Obligations and except as otherwise explicitly permitted herein, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing unless (x) Excess Availability, both immediately prior to, immediately after giving effect to and on a pro forma projected basis for the 12 months immediately following such event is at least $100 million, or (y) the total amount of such Indebtedness so paid since June 11, 2002 (together with the amounts permitted under clause
(i)(A) hereof), does not exceed $500,000 in any Fiscal Year of the Parent; (iii) except as permitted by Section 6.02(c), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN; (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not have a Material Adverse Effect; (v) amend, modify, waive or otherwise change (or permit the amendment, modification, waiver or other change in any manner) of any provisions in the Revolving Credit Facility Documents relating to (A) Availability, Excess Availability, Excess Availability Reserve, Gross Availability or the Borrowing Base (as each is defined in the Revolving Credit Facility) which amendment has or could have the effect of increasing Availability, Excess Availability, Gross Availability or the Borrowing Base or decreasing the Availability Reserve, (B) the Credit Card Advance Rate, the Inventory Advance Rate, the Appraised Inventory Percentage or the Appraised Inventory Liquidation Value (as each is defined in the Revolving Credit Facility), in each case, to an amount in excess of the rates set forth in the Revolving Credit Facility as in effect on the date hereof, (C) the definition of Cash Control Event and the related provisions contained in Article VII of the Revolving Credit Agreement or (D) any covenants or Events of Default contained in the Revolving Credit Agreement, if such amendments imposes any additional or more restrictive representations, covenants (financial or otherwise) or events of default than is contained in the Revolving Credit Agreements in effect on the date hereof, and, if, notwithstanding the foregoing, such amendment is made, the Borrower shall promptly notify, and furnish a copy thereof to the Agent; (vi) agree to any material amendment or other material change to or waiver of any of its rights under any Material Contract without the consent of the Agent (which consent shall not be unreasonably withheld); or (vii) alter, modify or amend any Lease in a manner which is reasonably likely to have a Material Adverse Effect.

                  (m) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

                  (n) Properties. Other than in the ordinary course of business, permit any property to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a valid and perfected first priority Lien.

                  (o) ERISA. Do or permit any ERISA Affiliate to do any of the following, if as a result thereof, such Loan Party or ERISA Affiliate will, or could reasonably be expected to, incur liability that is reasonably likely to have a Material Adverse Effect:

                        (i) violate or fail to be in full compliance with any Loan Party's Employee Benefit Plan;

                        (ii) fail timely to file all reports and filings required by ERISA to be filed by any Loan Party;

                        (iii) engage in any nonexempt "prohibited transactions" or "reportable events" (respectively as described in ERISA);

                        (iv) engage in, or commit any act such that a tax or penalty reasonably could be imposed upon any Loan Party on account thereof pursuant to ERISA;

                        (v) incur any material accumulated funding deficiency within the meaning of ERISA;

                        (vi) terminate any Employee Benefit Plan such that a Lien could be asserted against any assets of any Loan Party on account thereof pursuant to ERISA; or

                        (vii) fail to make any required contribution or payment to, or make a complete or partial withdrawal from, any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

                  (p) Environmental. Knowingly or negligently permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials is not reasonably likely to result in a Material Adverse Effect.

                  (q) Excess Availability Reserve. Permit the Excess Availability Reserve at any time to be less than the sum of $27,500,000.

                  (r) Location of Collateral. (i) Remove any Collateral from locations described in Schedule 5.01(ee) except for the following purposes:

                              (A) to accomplish sales of Inventory in the
ordinary course of business;

                              (B) to move Inventory or other Collateral from one
such location to another such location; or

                              (C) to utilize such of the Collateral as is
removed from such locations in the ordinary course of business.

                        (ii) place any tangible personal property of any Loan Party in the care or custody of any third party, or store or entrust any such personal property with a bailee or other third party, except (A) as otherwise disclosed to the Agent pursuant to Section 5.01(ee), or permitted by this
Section 6.02(r), or (B) for Inventory in an amount not to exceed $1,000,000 at Cost (as defined in the Revolving Credit Facility) in the aggregate at any time in the ordinary course of business;

                  (s) Unrestricted Subsidiaries . Permit any Unrestricted Subsidiary at any time to carry on any business activity or have any assets in excess of $500,000 in the aggregate.

                  (t) Intellectual Property. Conduct its business so as to infringe the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person, except where such infringement is not reasonably likely to have a Material Adverse Effect.

                  (u) Parent's Line of Business. The Parent shall not engage in any business, and shall not own any property or assets, other than acquiring and owning (a) the capital stock of any other Loan Party, DSW or the Unrestricted Subsidiaries, and (b) any investments permitted to be made by the Parent hereunder, and (c) otherwise incidental to the operation of the business of a holding company. In addition, notwithstanding anything to the contrary contained herein, L/C's and Bankers Acceptances (each as defined in the Revolving Credit Facility) issued for the account of the Parent shall be limited to those L/Cs required to support the workman's compensation obligations of the Parent and its Subsidiaries and for no other purpose.

                                   ARTICLE VII

                             REPORTING REQUIREMENTS

            Section 7.01 Maintain Records. The Loan Parties shall:

                  (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Loan Parties' financial transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the consolidated financial condition of the Loan Parties at the close of, and its results of operations for, the periods in question.

                  (b) Timely provide the Agent with those financial reports, statements, and schedules required by this Article VII or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Loan Parties at the close of, and the results of operations for, the period(s) covered therein.

                  (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory for each Division, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

                  (d) At all times, retain (i) Deloitte and Touche, LLP, or such other nationally recognized independent certified public accountants who are reasonably satisfactory to SSC (as long as it remains in Control of the Key Loan Parties) and the Agent, and instruct such accountants, subject to the terms of such accountants' internal policies, and subject to the confidentiality provisions of this Agreement, to fully cooperate with, and be available to, the Agent to discuss the Loan Parties' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Agent.

                  (e) Not change any Loan Party's Fiscal Year.

            Section 7.02 Access to Records.

                  (a) Each Loan Party shall accord the Agent with reasonable access during normal business hours from time to time as the Agent may require to all properties owned by or over which any Loan Party has control. The Agent shall have the right, and each Loan Party will permit the Agent from time to time as the Agent may request, to examine, inspect, copy, and make extracts from any and all of the Loan Parties' books, records, electronically stored data, papers, and files. Each Loan Party shall make that Loan Party's copying facilities available to the Agent.

                  (b) Each Loan Party hereby authorizes the Agent to (i) inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to any Loan Party. Each Loan Party shall request full cooperation with the Agent from any service bureau, contractor, accountant, or other Person; and (ii) verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with each Loan Party's computer billing companies, collection agencies, and accountants.

                  (c) The Agent from time to time may designate one or more representatives to exercise the Agent's rights under this Section 7.02 as fully as if the Agent were doing so; provided, that the Agent shall not designate a Person which is in a Competitive Business.

            Section 7.03 Prompt Notice to Administrative Agent.

                  (a) The Borrower shall provide the Agent with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given (i) any change in any Loan Party's president, chief executive officer, chief operating officer, and chief financial officer (without regard to the title(s) actually given to the Persons discharging the duties customarily discharged by officers with those titles);
(ii) any ceasing of any Loan Party's payment of the debts of that Loan Party generally as they mature, in the ordinary course, to its creditors (other than its ceasing of making of such payments on account of a dispute which, if adversely determined to the Loan Parties is not reasonably likely to have a Material Adverse Effect); (iii) any failure by any Loan Party to pay rent at any of that Loan Party's locations, which failure continues for more than three (3) days following the last day on which such rent was payable unless such failure is not reasonably likely to have a Material Adverse Effect; (iv) any material adverse change in the business, operations, or financial affairs of the Borrower; (v) the occurrence of any Default; (vi) any intention on the part of any Loan Party to discharge that Loan Party's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see
Section 7.01(d)); (vii) any litigation which, if determined adversely to any Loan Party, is reasonably likely to have a Material Adverse Effect; (viii) any intention of a Key Loan Party to enter into a consignment arrangement or licensing or other similar agreement (whether for intellectual property, leased departments in stores or otherwise) with any other Person (other than a Loan Party); (ix) any additional or amended collective bargaining or other labor contract entered into after the Effective Date; (x) any Material Accounting Changes; (xi) any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon; (xii) any event, occurrence or circumstance not specifically described herein that is reasonably likely to have a Material Adverse Effect; (xiii) any Loan Party's entering into a license agreement after the Effective Date; (xiv) any Loan Party's entering into a Capitalized Lease after the Effective Date; and (xv) any Loan Party's entering into a Lease after the Effective Date.

                  (b) The Borrower shall (i) provide the Agent, when so distributed, with copies of any materials distributed to the shareholders of the Borrower; (ii) provide the Agent (A) when filed, copies of all filings with the SEC. Such copies may be provided in electronic format; (B) when received, copies of all correspondence from the SEC, other than routine general communications from the SEC; and (C) should any of the information on any of the Schedules hereto become misleading in any material respect, promptly advise the Agent in writing with such revisions or updates as may be necessary or appropriate to update or correct the same; provided, however, that no such Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of any representation or warranty resulting from the inaccuracy or incompleteness of such Schedule be deemed to have been cured or waived, unless and until the Agent, in its discretion shall have accepted in writing such revisions; (iii) at the request of Agent, from time to time, provide the Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising); and
(iv)provide the Agent, when received by and Loan Party, with a copy of any management letter or similar communications from any independent accountant of any Loan Party.

            Section 7.04 Weekly Reports. Weekly, on Friday of each week (as of the then immediately preceding Saturday) the Borrower shall provide the Agent with Borrowing Base Certificates (in the form of Exhibit 6.4 to the Revolving Credit Facility, as such form may be revised from time to time by the Revolving Credit Agent) prepared separately for each Division and combined for all Key Loan Parties, and sales audit reports and flash collateral reports (each in such form as may be specified from time to time by the Collateral Agents) prepared separately for each Division and combined for all Key Loan Parties. Such reports may be sent to the Agent by facsimile transmission, provided that the original thereof is forwarded to the Agent on the date of such transmission.

            Section 7.05 Monthly Reports. Monthly, the Borrower shall provide the Agent with those financial statements and reports described on Schedule 7.05, annexed hereto, at the times set forth in such Schedule and a Leasehold Mortgage Status Report.

            Section 7.06 Quarterly Reports. Quarterly, within forty-five (45) days following the end of each of the Loan Parties' fiscal quarters, the Borrower shall provide the Agent with the following:

                  (a) An original counterpart of a management prepared financial statement (which shall be prepared in the same manner and using the same assumptions as set forth in the forecasts furnished to, and approved by, the Agent pursuant to the provisions of Section 7.10(c) hereof) for (A) the Loan Parties on a consolidated basis, (B) the Filene's Business, and (C) the Value City Business, in each case for the fiscal quarter most recently ended, and for the period from the beginning of the Loan Parties' then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include a balance sheet, statement of operations and cash flows and comparisons for the corresponding quarter of the then immediately previous year, as well as to the Loan Party's forecast;

                  (b) A list of all leases entered into or terminated during such quarter; and

                  (c) The officer's compliance certificate described in Section 7.08.

            Section 7.07 Annual Reports.

                  (a) Annually, within ninety (90) days following the end of the Parent's fiscal year, the Borrower shall furnish the Agent with the following:
(i) an original signed counterpart of the Parent's consolidated annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, statement of operations, statement of changes in shareholders' equity, and cash flows; (ii) a consolidating annual financial statement for (x) the Filene's Business, and (y) the Value City Business which shall include (with comparative information for the then prior fiscal year) a balance sheet, statement of changes in shareholders' equity, and cash flows; and (iii) the officer's compliance certificate described in Section 7.08.

                  (b) No later than fifteen (15) days prior to the end of the Parent's fiscal years, the Borrower shall give written notice to such independent certified accountants (with a copy of such notice, when sent, to the Agent) that such annual financial statement will be delivered by the Borrower to the Agent and that the Borrower has been advised that the Agent and each Lender will rely thereon with respect to the administration of, and transactions under, the credit facilities contemplated by this Agreement.

            Section 7.08 Officer's Certificates.The Borrower shall cause either the Parent's chief executive officer, president, executive vice president, chief financial officer, controller, or treasurer (each, an "Authorized Officer"), in each instance, to provide such Person's Certificate with those monthly financial statements to be provided within thirty (30) days of the end of each month and with those to be provided quarterly and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

                  (a) Indicate that (i) with respect to the Consolidated financial statement, the subject statement was prepared in accordance with GAAP consistently applied, and (ii) with respect to all financial statements, presents fairly the financial condition of the applicable Loan Parties at the close of, and the results of the applicable Loan Parties' operations and cash flows (where such cash flows are required to be provided) for, the period(s) presented, subject, however, to the following: (x) usual year end adjustments (this exception shall note be included in the Certificate which accompanies such annual statement); and (y) Material Accounting Changes, in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change.

                  (b) Indicate either that (i) no Default has occurred and is continuing, or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Loan Parties to be taken on account thereof.

            Section 7.09 Inventory, Appraisals and Audits.

                  (a) The Agent, at the reasonable expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party.

                  (b) The Loan Parties, at their own expense, shall cause not less than one (1) physical inventory of each of Division to be undertaken in each twelve (12) month period during which this Agreement is in effect; (i) the Borrower, within forty-five (45) days following the completion of such inventory, shall provide the Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by any Loan Party) and shall post such results to the Loan Parties' stock ledger and, as applicable to the Loan Parties' other financial books and records; and (ii) the Agent, in its reasonable, good faith discretion, if any Event of Default has occurred and is continuing, may cause such additional inventories to be taken as the Agent determines (each, at the expense of the Loan Parties).

                  (c) The Agent may require the Collateral Agents (as defined in the Revolving Credit Facility) to obtain appraisals of the Collateral (copies of which, subject to the approval of the appraiser, shall be provided to the Borrower promptly upon receipt thereof), at any time (i) after the occurrence and during the continuance of an Event of Default, (ii) that Excess Availability (as defined in the Revolving Credit Facility) is equal to or less than $48,000,000, or (iii) after an Inadvertent Overadvance (as defined in the Intercreditor Agreement) has occurred (in all events, at the Loan Parties' expenses) conducted by Hilco Appraisal Services, LLC or such appraisers as are satisfactory to the Agent and the Revolving Credit Agent, in addition to those appraisals permitted to be obtained by the Collateral Agents (as defined in the Revolving Credit Facility) pursuant to Section 5.9 of the Revolving Credit Facility. Following the termination of the Revolving Credit Facility, the Agent shall be entitled to conduct appraisals independently on the same terms granted to the Collateral Agents under the terms of the Revolving Credit Facility in effect on the Effective Date.

                  (d) If made available to any Loan Party, the Agent shall receive copies of the results of any commercial finance field examination of the Loan Parties' books and records conducted during any period in which this Agreement is in effect.

                  (e) The Agent from time to time may undertake "mystery shopping" (so-called) visits to all or any of the Loan Parties' business premises.

            Section 7.10 Additional Financial Information.

                  (a) In addition to all other information required to be provided pursuant to this Article VII, the Loan Parties promptly shall provide the Agent with such other and additional information concerning the Loan Parties, the operation of the Loan Parties' business, and the Loan Parties' financial condition, including original counterparts of financial reports and statements, as the Agent may from time to time reasonably request from the Borrower.

                  (b) The Parent and the Borrower shall, upon the Agent's request, provide the Agent, from time to time hereafter, with updated forecasts of the Loan Parties' anticipated performance and operating results for the current fiscal year. Such forecasts shall be in a format consistent with the format previously provided to the Agent.

                  (c) In all events, the Parent and the Borrower, no sooner than ninety (90) nor later than sixty (60) days prior to the end of each of the Loan Parties' fiscal years, shall provide the Agent with an updated and extended forecast which shall go out at least through the end of the then next fiscal year and shall include a statement of operations, balance sheet, and statement of cash flow, by month, each consolidated (with consolidating schedules by Division) and each prepared in conformity with GAAP and consistent with the Loan Parties' then current accounting practices.

                  (d) When available the "Annual Budget", as approved by the Parent's Board of Directors, shall be provided to the Agent. The Annual Budget shall be subject to the approval of the Agent (whose approval shall not be unreasonably withheld) only if the Annual Budget varies in a material way from the Business Plan for such fiscal year.

                  (e) Each Loan Party recognizes that all commercial finance examinations, inventories, analysis, financial information, and other materials which the Agent may obtain, develop, or receive with respect to the Loan Parties (other than appraisals and inventories received from third parties) are confidential to the Agent and that, except as otherwise provided herein, no Loan Party is entitled to receipt of any of such commercial finance examinations, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

            Section 7.11 Format of Information. All information required to be delivered pursuant to this Article VII may be delivered by and in electronic format.

                                  ARTICLE VIII

                                USE OF COLLATERAL

            Section 8.01 Use of Inventory Control.

                  (a) No Loan Party shall engage in any of the following with respect to its Inventory: (i) any sale, other than for fair consideration in the conduct of the Loan Parties' business in the ordinary course; (ii) sales or other dispositions to creditors, except returns in the ordinary course of business; (iii) sales or other dispositions in bulk, except in the ordinary course of business consistent with past practices; (iv) sales in breach of any provision of this Agreement; and (v) sales other than sales in connection with Permitted Dispositions.

                  (b) Without the prior consent of the Agent, no sale of Inventory shall be on consignment (other than between Loan Parties), approval, or under any other circumstances such that, with the exception of the Loan Parties' customary return policy applicable to the return of inventory purchased by the Loan Parties' retail customers in the ordinary course, such Inventory may be returned to a Loan Party without the consent of the Agent.

            Section 8.02 Inventory Quality. All Inventory now owned or hereafter acquired by each Loan Party is and will be of good and merchantable quality, consistent with past practices.

            Section 8.03 Adjustments and Allowances. Each Loan Party may grant such allowances or other adjustments to that Loan Party's Account Debtors as that Loan Party may reasonably deem to accord with sound business practice and which are normal and customary extensions and adjustments in the ordinary course of business, provided, however, the authority granted the Loan Parties pursuant to this Section 8.03 may be limited or terminated by the Agent at any time in the Agent's reasonable, good faith discretion after the occurrence and during the continuance of an Event of Default.

            Section 8.04 Validity of Accounts.

                  (a) Except for adjustments and disputes in the ordinary course of business, the amount of each of the Accounts Receivable shown on the books, records, and invoices of the Loan Parties represented as owing by each Account Debtor is the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Loan Parties.

                  (b) No Loan Party has any knowledge of any impairment of the validity or collectibility of any of the Accounts Receivable, other than returns, reserves, unauthorized use of credit cards, bad checks, adjustments and disputes which occur in the ordinary course of business. The Borrower shall notify the Agent of any such impairment immediately after any Loan Party becomes aware of any such impairment.

                  (c) No Loan Party shall post any bond to secure any Loan Party's performance under any agreement to which any Loan Party is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of any Loan Party (other than to the Agent) in the event of any Loan Party's failure so to perform, if, as a result of the surety, guarantor or third party obligee's performance, such Person would obtain a Lien on any Collateral having priority to the Lien of the Agent.

            Section 8.05 Notification to Account Debtors. The Agent shall have the right (after the occurrence of a Cash Control Event (as defined in the Revolving Credit Facility)) to notify any of the Loan Parties' Account Debtors to make payment directly to the Agent and to collect all amounts due on account of the Collateral, in each case, subject to the terms of the Intercreditor Agreement.

            Section 8.06 Appointment as Attorney-In-Fact. Each Loan Party hereby irrevocably constitutes and appoints the Agent (acting through any officer of the Agent) as that Loan Party's true and lawful attorney, with full power of substitution, following the occurrence and during the continuance of an Event of Default and subject to the terms of the Intercreditor Agreement, to convert the Collateral into cash at the sole risk, cost, and expense of that Loan Party, but for the sole benefit of the Agent and the Lenders. The rights and powers granted the Agent by this appointment include but are not limited to the right and power to:

                  (a) Prosecute, defend, compromise, or release any action relating to the Collateral;

                  (b) Sign change of address forms to change the address to which each Loan Parties' mail is to be sent to such address as the Agent shall designate (after which copies of all such mail shall be promptly furnished to the Borrower); receive and open each Loan Parties' mail; remove any Collateral and proceeds of Collateral therefrom and turn over the balance of such mail either to the Loan Party or to any trustee in bankruptcy or receiver of the Borrower, or other legal representative of the Borrower whom the Agent determines to be the appropriate Person to whom to so turn over such mail;

                  (c) Endorse the name of the relevant Loan Party in favor of the Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the relevant Loan Party on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral;

                  (d) Sign the name of the relevant Loan Party on any notice to that Loan Parties' Account Debtors or verification of the Collateral; sign the relevant Loan Parties' name on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts Receivable;

                  (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Loan Party is a beneficiary;

                  (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of each Loan Party; and

                  (g) Use, license or transfer any or all General Intangibles of each Loan Party.

            Section 8.07 No Obligation To Act. The Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section
8.06 herein, but if the Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Loan Party or any other Person for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith, or willful misconduct.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

            Section 9.01 Events of Default. The occurrence of any event described in this Article IX respectively shall constitute an Event of Default herein. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Agent or any Lender and any Loan Party and instruments and papers heretofore, now, or hereafter given the Agent or any Lender by any Loan Party in connection with any of the Loan Documents. An Event of Default shall occur upon:

                  (a) The failure by any Loan Party to pay when due any principal of, interest on, or fees in respect of, the Loan;

                  (b) The failure by any Loan Party or so long as any Lender holds any Warrants or Conversion Warrants, DSW to pay when due (or upon demand, if payable on demand) any payment Obligation other than any payment Obligation on account of the principal of, or interest on, or fees in respect of the Loan;

                  (c) The failure by (i) any Loan Party to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Obligation included in any of the following provisions hereof:

            SECTION                         RELATES TO
            6.02(b)                         Indebtedness
            6.01(b)                         Pay Taxes
            6.02(g)                         Dividends. Investments. Other
                                               Corporate Actions
            6.02(e)                         Loans and Advances
            6.02(i)                         Affiliate Transactions
            6.02(q)                         Excess Availability Reserve
            6.02(u)                         Parent's Line of Business
            Article VII                     Reporting Requirements (except as
                                               set forth in Section 9.01(d))
            5(k) of the Security            Cash Management
               Agreement

or (ii) if at such time any Warrants or Conversion Warrants are held by a Lender, DSW to promptly, punctually, faithfully and timely perform, discharge or comply with any covenant or obligation contained in the Loan Documents to which it is a party;

                  (d) the failure by the Key Loan Parties to promptly, punctually, faithfully and timely perform, discharge, or comply with the financial reporting requirements included in Section 7.04, subject, however, to the following limited number of grace periods applicable to certain of those requirements:

                                                               NUMBER OF
REPORT/STATEMENT  REQUIRED BY SECTION    GRACE PERIOD        GRACE PERIODS
----------------  -------------------   ---------------   ------------------
 Weekly Report            7.04          2 Business Days      Twice any 12
                                                          consecutive months

                  (e) the failure by any Loan Party, within twenty (20) days following the earlier of any Authorized Officer's knowledge of a breach of any covenant or Obligation not described in any of clauses (a) through (d) above, or of its receipt of written notice from the Agent of the breach of any of such covenants or Obligations, provided that if such failure cannot be reasonably cured within such twenty (20) day period and the Loan Parties have diligently proceeded, and continue to diligently proceed, to effectuate a cure of such failure, such failure shall not be an Event of Default hereunder unless (i) such failure is not cured within twenty (20) days after the expiration of such initial twenty (20) day period, or (b) such failure, in the reasonable judgment of the Agent, is reasonably likely to have a Material Adverse Effect;

                  (f) the determination by the Agent that any representation or warranty at any time made by any Loan Party or DSW to the Agent or any Lender was not true or complete in all material respects when given;

                  (g) the occurrence and continuance of any Event of Default or other event, which with the giving of notice, the passage of time or both, would be an Event of Default under (i) the Revolving Credit Facility, or (ii) any other Indebtedness of any Loan Party equal to or in excess of One Million Dollars ($1,000,000.00) to any creditor other than the Agent or any Lender, (whether or not such Indebtedness has been accelerated), or, Leases aggregating more than five percent (5%) of all Leases of the Loan Parties existing from time to time could be terminated due to a default by a Loan Party thereunder (whether or not the subject creditor or lessor takes any action on account of such occurrence);

                  (h) the occurrence of any breach of any covenant or Obligation imposed by, or of any default under, any agreement between the Agent or any Lender and any Loan Party or instrument given by any Loan Party to any Agent or any Lender relating to Indebtedness of any Loan Party in excess of $1,000,000 in the aggregate and the expiration, without cure, of any applicable grace period (notwithstanding that the Agent or Lender may not have exercised all or any of its rights on account of such breach or default);

                  (i) the occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral;

                  (j) (i) the entry of any judgment in excess of Two Million Five Hundred Thousand Dollars ($2,500,000.00) against any Loan Party, which judgment (A) is not covered by insurance (as to which the insurer has not notified the applicable Loan Party of the insurer's reservation of rights) or
(B) is not satisfied, stayed (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of its entry;

                      (ii) the entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain the conduct by any Key Loan Party of its business in the ordinary course and which is reasonably likely to have a Material Adverse Effect;

                  (k) any act by, against, or relating to any Loan Party, DSW or DSWSW, or their respective properties or assets, which act constitutes the determination, by such Person, to initiate a program of substantial or total self-liquidation; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other Person, pursuant to court action or otherwise, over all, or any part of any Loan Party's, DSW's or DSWSW's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Loan Party, DSW or DSWSW, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for such Person; the offering by or entering into by any Loan Party, DSW or DSWSW of any composition, extension, or any other arrangement seeking relief generally from or extension of the debts of such Person; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Loan Party, DSW or DSWSW which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of any Loan Party, DSW or DSWSW of the liquidation or winding up of all or any part of such Person's business or operations except that any of the foregoing actions which are commenced against a Loan Party, DSW or DSWSW shall not be deemed an Event of Default hereunder as long as such action is timely contested in good faith by such Person by appropriate proceedings and is dismissed within 60 days of the institution of the foregoing;

                  (l) the failure by any Loan Party, DSW or DSWSW to generally pay its debts as they mature; adjudication of bankruptcy or insolvency relative to any Loan Party, DSW or DSWSW; the entry of an order for relief or similar order with respect to any Loan Party, DSW or DSWSW in any proceeding pursuant to the Bankruptcy Code or any other Federal bankruptcy law; the filing of any complaint, application, or petition by any Loan Party, DSW or DSWSW initiating any matter in which such Person is or may be granted any relief from its debts pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Loan Party, DSW or DSWSW initiating any matter in which such Person is or may be granted any relief from its debts pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by such Person by appropriate proceedings or, if so contested, is not dismissed within 60 days of when filed;

                  (m) the termination or attempted termination of any Guaranty by any Guarantor;

                  (n) (i) any challenge by or on behalf of any Loan Party or DSW to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto;

                      (ii) any determination by any court or any other judicial or Government Authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto;

                  (o) the occurrence of any Change in Control;

                  (p) an event or development occurs which, as determined by the Agent in its discretion, has, or could reasonably be expected to have, a Material Adverse Effect;

                  (q) (i) the failure of the Parent to own, directly or indirectly, DSW Common Stock having at least 55% (except to the extent permitted by clauses (x) and (y) of the last sentence of Section 6.02(c)) of the value (calculated by reference to the Market Price) of all issued and outstanding DSW Common Stock (except to the extent permitted by clauses (x) and (y) of the last sentence of Section 6.02(c)), free and clear of all Liens (except Liens in favor of the Agent and to the extent permitted by the last sentence of the definition of the term "Permitted Liens"), (ii) the failure of the Agent to have a valid, perfected, first priority Lien on DSW Common Stock having at least 55% of the value (calculated by reference to the Market Price) of all issued and outstanding DSW Common Stock, except to the extent such failure results solely from the willful or intentional misconduct of the Agent, as determined by a final judgment of a court of competent jurisdiction) or (iii) the failure of DSW to own 100% of the Capital Stock of DSWSW;

                  (r) the failure of the holder of the DSW Note, the DSWSW Guarantee, the RVI Note or the RVI Pledge to comply in any respect with any subordination provision or any other intercreditor provision contained therein or in any pledge agreement related thereto; or

                  (s) (i) the failure of the Borrower to release its Lien on the Capital Stock of DSW upon exercise by the Warrantholders or the Conversion Warrantholders of the Warrants or the Conversion Warrants, as the case may be, to the extent necessary to permit such exercise (whether or not a default or event of default has then occurred under the RVI Note), (ii) the exercise by the Borrower of any right or remedy with respect to its Lien on the Capital Stock of DSW (A) at any time prior to the date on which the Parent has received written notice from the Senior Lenders that the Senior Obligations have been Paid in Full (each as defined in the RVI Note as in effect on the Effective Date), and
(B) thereafter, without 90 days' prior written notice to the Warrantholders and the Conversion Warrantholders, and (iii) the consent by the Borrower or RVI to any modification of the terms of the RVI Note (except for Non Adverse Changes (as such term is defined therein as in effect on the Effective Date)) or any of the related documentation without the consent of the Lenders;

            then, and in any such event, the Agent may, with the consent or at the direction of the Required Lenders, by notice to the Borrower, (i) declare all or any portion of the Loan and other Obligations then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of the Loan and other Obligations, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (ii) exercise any and all of its other rights and remedies under Applicable Law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence and during the continuance of any Event of Default described in subsection (k) or (l) of this Section 9.01, without any notice to any Loan Party or any other Person or any act by the Agent or any Lender, and the Loan, together with all accrued and unpaid interest and PIK Interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

                                    ARTICLE X

                                      AGENT

            Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Agent to perform the duties of the Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loan outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to the Agent, and, subject to Sections 2.02 and 3.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loan, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make Agent Advances, for the Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by the Agent of the rights and remedies specifically authorized to be exercised by the Agent by the terms of this Agreement or any other Loan Document, or as directed by the Required Lenders; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and
(viii) subject to Section 10.03 of this Agreement, to take such action as the Agent deems appropriate on its behalf to administer the Loan and the Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loan), the Agent shall not be required to exercise any discretion or take any action, which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. The Lenders hereby agree that the Required Lenders shall make all decisions concerning (A) waivers, (B) amendments, (C) remedial action, including, without limitation, the right to call a default, accelerate take action to realize upon the Collateral, and (D) performance by the Lenders or enforcement of the rights of the Lenders hereunder and under the Intercreditor Agreement; provided, however, that the foregoing shall not limit the rights of all Lenders under Section 12.02 hereof.

            Section 10.02 Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. Neither the Agent nor the Lenders shall have by reason of this Agreement or any other Loan Document any fiduciary relationship. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agent or the Required Lenders any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loan hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and neither the Agent nor the Required Lenders shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the initial Loan hereunder or at any time or times thereafter; provided, that, upon the reasonable request of a Lender, the Agent shall provide to such Lender any documents or reports delivered to the Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document.

            Section 10.03 Rights; Exculpation, Etc. Neither the Agent nor the Lenders, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent and the Lenders (i) may treat the payee of any Loan as the owner thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to
Section 12.07 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in reasonable good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto. Neither the Agent nor the Required Lenders shall be liable for any apportionment or distribution of payments made in good faith pursuant to Section 3.04; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agent or the Required Lenders be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agent may at any time (but shall not be required to) request instructions from the Required Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders, or against the Required Lenders on the same basis for which a right of action could be brought against the Agent in connection with such acting or refraining from acting, except to the extent such action, lack of action or instruction is determined by a court of competent jurisdiction, pursuant to a final judgment, to have constituted gross negligence or willful misconduct.

            Section 10.04 Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in reasonable good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

            Section 10.05 Indemnification. To the extent that the Agent is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents (it being understood that the foregoing shall not be deemed to include principal, interest or fees owed by a Loan Party to the Agent) or any action taken or omitted by the Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this
Section 10.05 shall survive the payment in full of the Loan and the termination of this Agreement.

            Section 10.06 Agent Individually. With respect to its Pro Rata Share of the Loan made by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The term "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Key Loan Party as if it were not acting as the Agent pursuant hereto without any duty to account to the other Lenders.

            Section 10.07 Successor Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Borrower shall appoint a successor Agent acceptable to SSC. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent, and the Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After the Agent's resignation hereunder as the Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Loan Documents.

                  (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the Agent shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Borrower (with the consent of SSC) appoints a successor Agent as provided above.

            Section 10.08 Collateral Matters.

                  (a) The Agent may from time to time make such disbursements and advances ("Agent Advances") which the Agent, in its sole discretion, deems reasonably necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loan and other Obligations or to pay any other amount chargeable to the Key Loan Parties pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall constitute Obligations hereunder. The Agent shall notify each Lender and the Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent by such Lender, the Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

                  (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon payment and satisfaction of the Loan and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

                  (c) Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under Section 10.08(b). Upon receipt by the Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

                  (d) The Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this
Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

            Section 10.09 Agency for Perfection. Each Lender hereby appoints the Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

                                   ARTICLE XI

                                    GUARANTY

            Section 11.01 Guaranty. Each Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower and the Parent, now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Borrower or the Parent), fees, commissions, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower or the Parent, as applicable, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent and the Lenders in enforcing any rights under the Guaranty set forth in this Article XI. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or the Parent, as applicable, to the Agent and the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrower or the Parent, as applicable.

            Section 11.02 Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The Obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such Obligations, irrespective of whether any action is brought against any Loan Party or any other Person or whether any Loan Party or any other Person is joined in any such action or actions. The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) Any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

                  (c) Any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other Guaranty, for all or any of the Guaranteed Obligations;

                  (d) Any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

                  (e) Any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or the Lenders that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other Guarantor or surety.

This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent, the Lenders or any other person upon the insolvency, bankruptcy or reorganization of the Borrower or the Parent or otherwise, all as though such payment had not been made.

            Section 11.03 Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Agent or the Lenders exhaust any right or take any action against any Loan Party or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            Section 11.04 Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Article XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this

Agreement (including, without limitation, all or any portion of its Pro Rata Share of the Loan owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

            Section 11.05 Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Article XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent and the Lenders against any Loan Party or any other Guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this
Article XI shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article XI and the Final Maturity Date, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent and the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising. If (i) any Guarantor shall make payment to the Agent and the Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article XI shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Agent and the Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                                   ARTICLE XII

                                  MISCELLANEOUS

            Section 12.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage, prepaid and return receipt requested), telecopied or delivered, if to any Loan Party, at the following address:

            Value City Department Stores LLC
            3241 Westerville Road
            Columbus, OH 43224
            Attention: General Counsel
            Telephone:  (614) 478-3424
            Telecopier: (614) 473-4682
            with a copy to:

            Simpson Thacher & Bartlett LLP
            425 Lexington Avenue
            New York, New York 10017
            Attention: David Mack, Esq./Alan Brenner, Esq.
            Telephone:  212-455-2518/3378
            Telecopier: 212-455-2502

            if to the Agent, to it at the following address:

            Cerberus Partners, L.P.
            299 Park Avenue
            New York, New York  10171
            Attention:  Lenard Tessler
            Telephone:  (212) 909-1464
            Telecopier: (212) 755-3009

            with a copy to:

            Schulte Roth & Zabel LLP
            919 Third Avenue
            New York, New York  10022
            Attention:  Nancy Finkelstein, Esq.
            Telephone:  212-756-2419
            Telecopier: 212-593-5955

            or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if sent by certified mail, return receipt requested, the date when actually received, (ii) if sent by recognized overnight express delivery, the Business Day following the day when sent, (iii) if delivered by hand on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, when delivered (otherwise, at the opening of the then next Business Day), and (iv) by telecopier and sent on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent (otherwise, at the opening of the then next Business Day).

            Section 12.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, the Borrower and the Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) reduce the principal of, or interest on, the Loan, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on the Loan payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) amend the definition of "Pro Rata Share",

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

(iii) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Agent for the benefit of the Lenders, or release the Borrower or any Guarantor or (iv) amend, modify or waive Section 3.04, Article XII or this Section 12.02 of this Agreement in each case, without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

            Section 12.03 No Waiver; Remedies, Etc. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agent and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

            Section 12.04 Expenses; Taxes; Attorneys' Fees. The Borrower will pay within ten (10) days after demand therefor (which demand shall include a statement of the nature thereof), all costs and expenses incurred by or on behalf of the Agent and each Lender, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for the Agent and each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to the following: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 6.01(b) or the review of any of the agreements, instruments and documents referred to in
Section 6.01(f)); (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given; (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents; (d) the defense of any claim or action asserted or brought against the Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agent's or the Lenders' claims against any Loan Party, or any and all matters in connection therewith; (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document; (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document; (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document; (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document; (i) any attempt to collect from any Loan Party; (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property; (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party; (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien; or (m) the receipt by the Agent or any Lender of any advice from professionals with respect to any of the foregoing; provided that with respect to clauses (d), (e) and (f) above, such costs and expenses shall not include those costs and expenses that have been determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Lender or Agent, as the case may be. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save the Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions unless such omission is the result of the gross negligence or willful misconduct of any Lender; (y) the Borrower agrees to pay all broker and investment banking fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents (the Agent and the Lenders represent and warrant that no brokers have been engaged or retained by any of them in connection with the transactions evidenced by the Loan Documents); and (z) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrower.

            Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Agent or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not the Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The Agent and each Lender agree to notify such Loan Party promptly after any such set-off and application made by the Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agent and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

            Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 12.07 Assignments and Participations. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and the Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

                  (b) Each Lender may, with the written consent (which consent shall not be unreasonably withheld) of SSC (so long as SSC is the Agent or a Lender under this Agreement) and the Borrower (so long as no Event of Default has occurred and is continuing), assign to one or more other Lenders or other Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Loan made by it); provided, however, that (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Pro Rata Share of the Loan) (except such minimum amount shall not apply to an assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender or, in the case of SSC, a shareholder of such Lender), (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender, or, in the case of SSC, a shareholder of such Lender) and (iii) no written consent of the SSC and the Borrower shall be required in connection with any assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender, or in the case of SSC, a shareholder of such Lender. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three (3) Business Days after the delivery thereof to the Agent (or such shorter period as shall be agreed to by the Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                        (i) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto provided that such assigning Lender's obligations and responsibilities under the confidentiality provisions of this Agreement shall continue despite any assignment by such assigning Lender; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                        (ii) The Borrower authorizes the Agent, and the Agent agrees, to maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders, and the principal amount of the Loan (the "Registered Loans") owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                        (iii) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Agent shall, if the Agent consents to such assignment and if such Assignment and Acceptance has been completed (A) accept such Assignment and Acceptance and (B) record the information contained therein in the Register.

                        (iv) In addition to the other requirements contained in this Section 12.07, a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                        (v) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                        (vi) Any foreign Person who purchases or is assigned or participates in any portion of such Registered Loan shall provide the Agent and the assigning or selling Lender with a completed Internal Revenue Service Form W-8BEN (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Registered Loan.

                  (c) Each Lender may, with the written consent (which consent shall not be unreasonably withheld) of SSC (so long as SSC is the Agent or a Lender under this Agreement) and the Borrower (so long as no Event of Default has occurred and is continuing), sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Pro Rata Share of the Loan made by it); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged;
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loan, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loan or the fees payable under this Agreement, or (C) actions directly effecting a release of any Loan Party (except as provided otherwise by this Agreement or any other Loan Document); and (iv) no consent of SSC or the Borrower will be required for the sale by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender.

            Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

            SECTION 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

            SECTION 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT AND THE LENDERS TO SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            SECTION 12.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, THE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS

AGREEMENT.

            Section 12.12 Consent by the Agent and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Agent shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which the Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Agent, in its sole good faith discretion.

            Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

            Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon the Agent or any Lender for repayment or recovery of any amount or amounts received by the Agent or such Lender in payment or on account of any of the Obligations, the Agent or such Lender shall give prompt notice of such claim to each other Lender and the Borrower, and if the Agent or such Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or such Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by the Agent or such Lender with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to the Agent or such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent or such Lender.

            Section 12.15 Indemnification.

                  (a) General Indemnity. In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless the Agent and each Lender and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, reasonable fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement;
(ii) the Agent's or any Lender's furnishing of funds to the Borrower under this Agreement or the other Loan Documents, including, without limitation, the management of the Loan; (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents; or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

                  (b) Environmental Indemnity. Without limiting Section 12.15(a) hereof, each Loan Party agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of (i) any Releases or threatened Releases (A) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest, or (B) of any Hazardous Materials generated and disposed of by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (ii) any violations of Environmental Laws; (iii) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest;
(iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; and (v) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in
Section 6.01(g) or the breach of any covenant made by the Loan Parties in
Section 5.01(r). Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

                  (c) To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under Applicable Law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section
12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

            Section 12.16 [Intentionally Omitted.]

            Section 12.17 Records. The unpaid principal of and interest on the Loan, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, and the accrued and unpaid fees shall at all times be ascertained from the records of the Agent, which shall be rebuttably presumed to be correct, absent manifest error.

            Section 12.18 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, the Agent and each Lender and when the conditions precedent set forth in Section 4.01 hereof have been satisfied or waived in writing by the Agent, and thereafter shall be binding upon and inure to the benefit of each Loan Party, the Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by

Section 12.07 hereof.

            Section 12.19 Maximum Interest. It is the intention of the parties hereto that the Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to the Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to the Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Agent or any Lender that is contracted for, taken, reserved, charged or received by the Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by the Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by the Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by the Agent or such Lender to the Borrower). All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the rate or amount of interest on account of the Loan hereunder does not exceed the maximum amount allowed by such applicable law. If at an time and from time to time (x) the amount of interest payable to the Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to the Agent or such Lender pursuant to this Section 12.19 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Agent or such Lender would be less than the amount of interest payable to the Agent or such Lender computed at the Highest Lawful Rate applicable to the Agent or such Lender, then the amount of interest payable to the Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Agent or such Lender until the total amount of interest payable to the Agent or such Lender shall equal the total amount of interest which would have been payable to the Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.19.

            For purposes of this Section 12.19, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agent and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

            The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

            Section 12.20 Confidentiality. The Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (or consists of information (such as business plans and financial information) which is customarily confidential information) (and which at the time is not, and does not thereafter become, publicly available or legally available to such Person from another source (other than the Loan Parties) on a nonconfidential basis), provided, that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Agent or any Lender, (iii) to examiners, auditors, accountants or Securitization Parties, so long as such Person first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.20, (iv) in connection with any litigation to which the Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.20. The Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause
(iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided, that the each Loan Party acknowledges that the Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that the Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

            Section 12.21 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                                  ARTICLE XIII
                     ISSUANCE OF EQUITY INTERESTS TO LENDERS

            Section 13.01 Authorization and Issuance of Warrants. On the Effective Date, the Parent shall issue to the Lenders one or more warrant certificates covering the purchase of shares of Common Stock and Class A Common Shares substantially in the form of Exhibit B-2 hereto (such certificates, together with the rights to purchase Common Stock and Class A Common Shares provided thereby and all warrant certificates covering such stock issued upon transfer, division or combination of, or in substitution for, any thereof, being herein called the "Conversion Warrants") in an aggregate amount equal to, on the Effective Date, in the case of an exercise of the Conversion Warrants for Common Stock, the Common Stock Exercise Amount (as defined in the Conversion Warrant), and in the case of an exercise of the Conversion Warrants for Class A Common Shares, an amount equal to the Initial DSW Stock Exercise Amount. It is understood and agreed that the Conversion Warrants contain provisions affecting the number of shares of Common Stock and Class A Common Shares for which the Conversion Warrants may be exercised and the exercise price of the Conversion Warrants, and that such provisions are set forth in the Conversion Warrants.

            Section 13.02 Securities Act Matters.

                  (a) Each of the Lenders severally represents and warrants to the Parent and for the benefit of DSW as of the date hereof and as of the date of the issuance of the Conversion Warrants that:

                        (i) Such Lender is acquiring the Conversion Warrants hereunder for its own account, without a view to, or sale in connection with, the distribution thereof. Such Lender has no present agreement, undertaking, arrangement, commitment or obligation providing for the disposition of the Conversion Warrant or the Warrant Shares, all without prejudice, however, to the right of such Lender at any time, in accordance with this Agreement, lawfully to sell or otherwise to dispose of all or any part of the Conversion Warrants or Warrant Stock held by it.

                        (ii) Such Lender is an "accredited investor" within the meaning of Regulation D under the Securities Act. Such Lender has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

                        (iii) Such Lender acknowledges that, subject to the Registration Rights Agreement and the DSW Registration Rights Agreement (A) the Conversion Warrants and the Warrant Stock have not been registered under the Securities Act, in reliance on the non-public offering exemption contained in
Section 4(2) of the Securities Act and Regulation D thereunder; (B) because the Conversion Warrants and the Warrant Stock are not so registered, such Lender must bear the economic risk of holding the Conversion Warrants and the Warrant Stock for an indefinite period of time unless the Conversion Warrants and the Warrant Stock are subsequently registered under the Securities Act or an exemption from such registration is available with respect thereto; (C) Rule 144 under the Securities Act may or may not be available for resales of the Conversion Warrants or the Warrant Stock in the future and, if so, may only be available for sales in limited amounts; (D) there is presently no trading market for the Conversion Warrants and there is no assurance that such market will exist in the future; and (E) while there is presently a trading market for the Warrant Stock, there is no assurance that such market will be in existence in the future.

                        (iv) If such Lender decides to dispose of the Conversion Warrants or the Warrant Stock, which it does not now contemplate, that such Lender can do so only in accordance and in compliance with the Securities Act and Rule 144 or another exemption from the registration requirements of the Securities Act, as then in effect or through an effective registration statement under the Securities Act.

                  (b) The Parent represents and warrants to each of the Lenders as of the date hereof and as of the date of the issuance of the Conversion Warrants that assuming the truth and accuracy of such Lender's representations and warranties contained in Section 13.02(a), the issuance of the Conversion Warrants hereunder and the issuance of shares of Common Stock and Class A Common Shares to such Lender pursuant to the Conversion Warrants are exempt from the registration and prospectus delivery requirements of the Securities Act.

                  (c) The Parent agrees that other than under or in connection with the IPO, neither it nor any Person acting on its behalf has offered or will offer the Conversion Warrants or Warrant Stock or any part thereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, any Person which to its knowledge, is or will be integrated with the issuance of the Conversion Warrants.

            Section 13.03 Certain Taxes. The Parent shall pay all transfer taxes, if any, which may be payable in connection with the execution and delivery of this Agreement or the issuance of the Conversion Warrants or Warrant Stock hereunder or in connection with any modification of this Agreement or the Conversion Warrants and shall hold the Lenders harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Parent under this Section 13.03 shall survive any redemption, repurchase or acquisition of Conversion Warrants or Warrant Stock by the Parent, any termination of this Agreement, and any cancellation or termination of the Conversion Warrants. The parties hereto agree that for income tax purposes, the purchase price to be attributed to the Conversion Warrants issued to the Lenders hereunder on the date hereof shall be agreed, in writing, among the Loan Parties and the Lenders as soon as possible following the Effective Date, but in any event not later than thirty (30) days following the Effective Date.

            Section 13.04 Cancellation and Issuance. If any Lender assigns or otherwise transfers all or any of its Loan (including by selling participations therein) to any Person, such Lender may request (upon 10 days' prior notice to the Parent) that (a) a number of Conversion Warrants held by such Lender be canceled on the date of such assignment and transfer and (b) a like number of Conversion Warrants be issued by the Parent to the Person to whom such Loan is being assigned or otherwise transferred. Upon the date specified in such request:

                        (i) the Parent shall issue, and such Lender shall surrender (or cause to be surrendered) for cancellation, such number of Conversion Warrants as aforesaid, provided that such issuance shall not violate the Securities Act or any applicable state securities laws and, if requested, Parent receives an opinion of counsel as to such matters, satisfactory to it; and

                        (ii) each Person that receives Conversion Warrants will deliver a certificate to the Parent affirming the representations and warranties contained in Section 13.02(a) hereof as of such date.

                                   ARTICLE XIV

                          TRANSACTIONS WITH AFFILIATES

            Section 14.01 Transaction Approval. Unless the Buyout Option (as defined below) has been exercised, neither the Parent nor any of its Subsidiaries shall enter into an SSC Transaction (as defined below) without the prior written consent of CPLP. In the event that the Parent, SSC or any of their Subsidiaries propose to enter into an SSC Transaction, Parent shall promptly notify CPLP in writing of the proposed SSC Transaction (the "Notification Date") which notice shall (i) describe the proposed SSC Transaction in reasonable detail and (ii) be accompanied by such information as Parent reasonably believes that a third party investor would reasonably require in order to determine the fairness of the proposed SSC Transaction. The Parent shall promptly provide such additional information (and make personnel available to discuss the same) as CPLP may reasonably request regarding the SSC Transaction during the three (3) Business Days following the Notification Date. Within five (5) Business Days of the Notification Date, CPLP shall deliver to the Parent and SSC a written notice (an "Objection Notice") stating that it objects to such SSC Transaction (the "Objection Date"). If CPLP does not deliver an Objection Notice with respect to an SSC Transaction on or prior to the Objection Date, it shall be deemed (subject to the provisions of Section 14.02(b)) to have consented to such SSC Transaction.

            An "SSC Transaction" means any transaction, agreement, arrangement, lease, guaranty, loan or advance of money (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) or a series of related transactions or the material amendment or modification of any existing or previously approved transaction, between (i) the Parent or any of its Subsidiaries and (ii) SSC or any Affiliate of SSC (other than the Parent and its Subsidiaries but including, for purposes of this definition, any Person to whom SSC transfers any of the Common Stock that was owned by SSC on the Effective Date) unless: (x) the transaction, or series of related transactions, has a value of at less than $500,000, (y) such transactions and other prior transactions of the Parent and its Subsidiaries in any Fiscal Year of the Parent have a value of less than $5,000,000 in the aggregate, or (iii) the transaction is an Approved Existing Transaction.

            An "Approved Existing Transaction" means a transaction, agreement, arrangement, lease, guaranty, loan or advance of money (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) described in the confidential side letter between the Borrower (as successor to Value City Department Stores, Inc.) and the Agent of June 11, 2002 on the terms in effect as of the date hereof and excluding any material modification or amendment thereto.

            Section 14.02 Buyout Option. (a) In the event that CPLP delivers an Objection Notice, SSC shall have the right exercisable by delivering a written notice, not more that five (5) Business Days after the Objection Date, to CPLP stating that it elects to exercise its Buyout Option (a "Buyout Exercise Notice") to purchase all but not less than all of the Buyout Securities (as defined below) for a cash purchase price equal to all principal and interest due to CPLP with respect to the Loan and CPLP's pro rata portion of any fees payable to it under this Agreement (the "Buyout Option"). If SSC does not deliver a Buyout Exercise Notice in accordance with the terms of this Section 14.02, then SSC shall be deemed to have waived its Buyout Option as to the transactions stated in the Buyout Exercise Notice, and the parties may not proceed with the SSC Transaction that is the subject of such Objection Notice.

                  (b) If a Buyout Exercise Notice is delivered, CPLP, within five (5) Business Days of delivery of such Buyout Exercise Notice, may request by written notice to the Parent and SSC (a "Referral Notice") that a committee comprised of all of the independent directors of the Borrower not affiliated with SSC, CPLP or the Parent's management (the "Fairness Committee") review and approve the SSC Transaction that is the subject of the Buyout Exercise Notice (a "Referred SSC Transaction") as to its fairness to the Parent and its unaffiliated shareholders. The Parent shall cause a Fairness Committee to be appointed within five (5) Business Days of its receipt of a Referral Notice. In the event that the Fairness Committee reviews and approves as fair to Parent and its unaffiliated shareholders the Referred SSC Transaction as proposed by SSC or if the Fairness Committee modifies the Referred SSC Transaction, and as modified approves the Referred SSC Transaction as fair to the Parent and its unaffiliated shareholders, CPLP shall be deemed to have consented to the SSC Transaction as so approved. In the event that CPLP requests that an SSC Transaction be reviewed by a Fairness Committee, such request shall be irrevocable, SSC shall not have any rights to exercise a Buyout Option in connection with such Referred SSC Transaction, and Section 14.03 shall not apply to such Referred SSC Transaction.

                  (c) If SSC elects to exercise the Buyout Option and CPLP does not timely deliver a Referral Notice pursuant to Section 14.02(b), then the closing of the Buyout Option shall occur on the 30th day following the delivery of the Buyout Exercise Notice.

            "Buyout Securities" means (i) amounts payable to CPLP under this Agreement.

            Section 14.03 CPLP Transaction. Neither the Parent nor any of its Subsidiaries will enter into any transaction with CPLP or its Affiliates, other than the transactions contemplated by this Agreement and the other Loan Documents, without the prior written consent of the Parent's Board of Directors and SSC unless the transaction, or series of related transactions, is valued at less than $500,000.

                                   ARTICLE XV

                            REAFFIRMATION AND CONSENT

            Section 15.01 Reaffirmation and Confirmation.

                  (a) Each of the Loan Parties hereby (i) acknowledges and reaffirms its respective obligations under the Loan Documents executed pursuant to the Original Agreement set forth in Schedule 15.01(a), (ii) acknowledges and agrees that Loan Documents under the Original Agreement are made in favor of the Agent, for the benefit of itself and the Lenders under this Agreement, (iii) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to it set forth in such Loan Documents from the Original Agreement, each of which remains in full force and effect except as the same may be amended or restated by or in connection with this Agreement.

                  (b) With respect to each of the Security Agreement and the Pledge Agreement, each of the undersigned Loan Parties hereby (i) acknowledges and reaffirms its respective obligations, (ii) acknowledges and agrees that the Security Agreement and the Pledge Agreement is made in favor of the Agent, for the benefit of itself and the Lenders, (iii) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations contained therein applicable to it, each of which remains in full force and effect, (iv) reaffirms its grant, assignment, conveyance, mortgage, pledge and hypothecation to Agent, for the benefit of itself and the Lenders, of a Lien upon all of its right, title and interest in, to and under all now owned or hereafter acquired or arising Collateral (as defined in the Security Agreement) in order to secure the prompt payment of all of the Obligations and the Guaranteed Obligations, as the case may be, (v) confirms, ratifies and reaffirms that the Lien granted to Agent, for the benefit of itself and the Lenders, pursuant to the Security Agreement in all of its respective right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations and the Guaranteed Obligations, as the case may be, is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to the terms of the Intercreditor Agreement) in favor of Agent, for the benefit of itself and Lenders, with the same force, effect and priority in effect both immediately prior to and after entering into this Agreement and the other Loan Documents entered into on or as of the date hereof, and (vi) confirms, ratifies and reaffirms that the security interest granted to Agent, for the benefit of itself and the Lenders, pursuant to the Pledge Agreement in all of its respective right, title, and interest in all then existing and thereafter acquired or arising Pledged Collateral in order to secure prompt payment and performance of the Obligations is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to the terms of the Intercreditor Agreement) in favor of Agent, for the benefit of itself and Lenders, with the same force, effect and priority in effect both immediately prior to and after entering into this Agreement and the other Loan Documents entered into on or as of the date hereof.

                  (c) Schedule I and Schedule II to the Pledge Agreement are hereby amended and restated in their entirety in the forms of Annex I and Annex II, respectively, attached hereto.

                  (d) Schedule I through Schedule VIII to the Security Agreement are hereby amended and restated in their entirety in the forms of Annex III through Annex X, respectively, attached hereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                              BORROWER:

                                              VALUE CITY DEPARTMENT STORES LLC,
                                              an Ohio limited liability company

                                              By: ___________________________
                                                  Name:
                                                  Title:

                                              GUARANTORS:

                                              RETAIL VENTURES, INC.,
                                              an Ohio corporation

                                              By: ___________________________
                                                  Name:
                                                  Title:

                                              GRAMEX RETAIL STORES, INC.,
                                              a Delaware corporation

                                              By: ___________________________
                                                  Name:
                                                  Title:

                                              FILENE'S BASEMENT, INC.,
                                              a Delaware corporation

                                              By: ___________________________
                                                  Name:
                                                  Title:

                                              GB RETAILERS, INC.,
                                              a Delaware corporation

                                              By: ___________________________
                                                  Name:
                                                  Title:

                                              VALUE CITY OF MICHIGAN, INC.,
                                              a Michigan corporation

                                              By: ___________________________
                                                  Name:
                                                  Title:

                                              J.S. OVERLAND DELIVERY, INC.,
                                              a Delaware corporation

                                              By: ___________________________
                                                  Name:
                                                  Title:

                                              VALUE CITY DEPARTMENT STORES
                                              SERVICES, INC.,
                                              a Delaware corporation

                                              By: ___________________________
                                                  Name:
                                                  Title:

                                              RETAIL VENTURES JEWELRY, INC.
                                              an Ohio corporation

                                              By: ___________________________
                                                  Name:
                                                  Title:

                                              RETAIL VENTURES SERVICES, INC.,
                                              a Delaware corporation

                                              By: ___________________________
                                                  Name:
                                                  Title:

                                              RETAIL VENTURES IMPORTS, INC.,
                                              an Ohio corporation

                                              By: ___________________________
                                                  Name:
                                                  Title:

                                                RETAIL VENTURES LICENSING, INC.,
                                                a Delaware corporation

                                                By: ___________________________
                                                    Name:
                                                    Title:

                                 AGENT AND LENDER:

                                 CERBERUS PARTNERS, L.P.
                                 a Delaware limited partnership, as Agent, on behalf of itself and its affiliate assigns

                                 By: CERBERUS ASSOCIATES, L.L.C.

                                 By: ___________________________
                                     Name:
                                     Title:

                                 LENDER:

                                 SCHOTTENSTEIN STORES CORPORATION,
                                 a Delaware corporation

                                 By: ___________________________
                                     Name:
                                     Title: